UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as
permitted	by Rule 14a-6(e)(2)).
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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April 2, 2013

Dear Shareholder:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders.

We will hold the Annual Meeting at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Thursday April 25, 2013, at 8:00 a.m., local time. At the meeting we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of two directors, ratify the selection of KPMG LLP as our independent registered public accounting firm and cast an advisory vote to approve the Company’s executive compensation, as well as to transact such other business as may properly come before the meeting. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important no matter how many or how few shares you own. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

Admission tickets are printed on the outside back cover of this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring a copy of a brokerage statement showing your ownership as of the March 15, 2013 record date.

We are providing you the Proxy Statement for our 2013 Annual Meeting of Shareholders and our 2012 Annual Report on Form 10-K. You may also access these materials via the Internet at www.edocumentview.com/orbc. I hope you find them interesting and useful in understanding your company.

Sincerely yours,

Jerome B. Eisenberg

Chairman of the Board

ORBCOMM Inc.

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Notice of 2013 Annual Meeting of Shareholders

To the Shareholders of ORBCOMM Inc.:

The 2013 Annual Meeting of Shareholders of ORBCOMM Inc. will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, on Thursday, April 25, 2013, at 8:00 a.m., local time, for the following purposes:

(a) to elect two members to our board of directors with terms expiring at the Annual Meeting in 2016;

(b) to ratify the appointment by the Audit Committee of our board of directors of KPMG LLP as our independent registered public accounting firm for fiscal year 2013; and

(c) to cast an advisory vote to approve the Company’s executive compensation.

Only shareholders of record at the close of business on March 15, 2013 will be entitled to notice of, and to vote at, the 2013 Annual Meeting and any postponements, adjournments or delays thereof. A list of such shareholders will be available for inspection by any shareholder at the 2013 Annual Meeting and at the offices of the Company at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662, for at least ten (10) days prior to the 2013 Annual Meeting.

Shareholders are requested to submit a proxy for voting at the 2013 Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card in the enclosed postage-paid envelope as promptly as possible. Submitting your vote via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the 2013 Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun

Secretary

April 2, 2013

ORBCOMM Inc.

Proxy Statement for the 2013 Annual Meeting

i

ORBCOMM Inc.

Proxy Statement

2013 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of ORBCOMM Inc. for use in voting at the 2013 Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 25, 2013, and any postponements, adjournments or delays thereof (the “Annual Meeting” or the “2013 Annual Meeting”), for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet www.edocumentview.com/orbc on or about April 2, 2013. We will refer to our company in this proxy statement as “we”, “us”, the “Company” or “ORBCOMM”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

What am I Voting On at the Annual Meeting?

You will be voting on the following:

•	The election of two members of our board of directors;

•	The ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

•	An advisory vote to approve the Company’s executive compensation.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of the Company’s common stock and Series A convertible preferred stock at the close of business on March 15, 2013, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On March 15, 2013, the record date for the Annual Meeting, there were 46,873,745 shares of our common stock and 151,954 shares of our Series A convertible preferred stock outstanding and entitled to vote.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares through a broker, bank or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting. If you want directions to the Annual Meeting, they can be obtained by contacting Fran Lippe at (703) 433-6310.

How Do I Vote My Shares?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares right away. Voting now will not affect your right to attend or your ability to vote at the Annual Meeting.

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

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By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

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By Internet or telephone.    Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•	In person at the meeting. If you attend the meeting you may deliver your proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

By Internet or telephone.    Street name holders may vote on the Internet at www.envisionreports.com/orbc and following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

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In person at the meeting.    Contact the broker or other nominee who holds your shares to obtain a “legal” proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy from your broker. You will also need to sign a ballot in order to have your vote counted.

If you hold your shares of common stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of common stock.

How Will My Proxy Be Voted?

If you use the telephone or Internet voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors: “FOR” the election of the nominees for directors set forth herein, “FOR” ratification of the appointment of the independent registered public accounting firm and “FOR” approval of the executive compensation. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (that is, your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the advisory vote to approve executive compensation (Proposal 3), but may vote your shares in its discretion with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal 2). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company so long as it is received prior to the Annual Meeting;

•	casting a later vote using the telephone or Internet voting procedures;

•	submitting a properly signed proxy card with a later date so long as it is received prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

How Many Votes are Needed to Approve a Proposal?

Election of Directors (Proposal 1).    Directors are elected by a plurality of votes cast. This means that the two nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and Series A convertible preferred stock entitled to vote at the meeting, a quorum being present, will become directors.

Selection of our Independent Registered Public Accounting Firm (Proposal 2); Advisory Vote to Approve Executive Compensation (Proposal 3).    An affirmative vote of the holders of a majority of the voting power of our common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote on the matter, a quorum being present, is necessary to (1) ratify the appointment of KPMG LLP as our independent registered public accounting firm and (2) approve our executive compensation.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the votes represented shares of our common stock and Series A convertible preferred stock, considered together as a single class, outstanding on the record date is required for a quorum. As of March 15, 2013, there were 47,126,917 votes represented by outstanding shares of our common stock and Series A convertible preferred stock.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approving Proposals 2 and 3. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a matter will be counted for purposes of determining whether a quorum is present at the meeting. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect in the election of directors, but has the same legal effect as a vote “against” Proposals 2 and 3. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect in the election of directors or on Proposal 2 or 3.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2013.

The proxy statement and annual report to stockholders are available at: www.edocumentview.com/orbc

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Restated Certificate of Incorporation provides that the board of directors will consist of three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election.

The terms of the two directors in Class I expire at the 2013 Annual Meeting. The board has designated the Didier Delepine and Gary H. Ritondaro, upon the recommendation of the Nominating and Corporate Governance Committee, as nominees for election as directors at the 2013 Annual Meeting with terms expiring at the 2016 Annual Meeting of Shareholders. There are seven directors, consisting of two Class I directors, three Class II directors and two Class III directors.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the two nominees specified in “Class I — Nominees for Election as Directors with Terms Expiring in 2016” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee as selected by the board of directors, and the Company will provide shareholders with the required biographical information of such substitute nominee in advance of the meeting.

A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” do not have the authority to vote on the election of directors when they do not receive instructions from beneficial owners. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

For each director nominee and each continuing director, we have stated the nominee’s or continuing director’s name, age and principal occupation; his position, if any, with the Company; his period of service as a director of the Company; his business experience for at least the past five years; other directorships held; and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director of the Company. Each nominee for director has consented to being named in this proxy statement and to serve as a director if elected.

Class I — Nominees for Election as Directors With Terms Expiring at the 2016 Annual Meeting

Didier Delepine	Director Since May 2007	Age 65

Mr. Delepine is currently Chairman of the Board of Viatel Ltd., Chairman of the Supervisory Board of OneAccess S.A., and a director of Global Telecom & Technology, Inc. Mr. Delepine served as President and Chief Executive Officer of Equant (now Orange Business Services) (global data networking and managed communications) from 1998 to 2003. From 1995 to 1998, Mr. Delepine served as President and Chief Executive Officer of Equant’s network services division and as Chairman and President of Equant’s Integration Services division, Americas. From 1983 to 1995, Mr. Delepine held a range of senior management positions at SITA, the global telecommunications and technology organization supporting the world’s airlines. Mr. Delepine was a director of Intelsat, Ltd., a global provider of communications services, from 2003 to 2005 and Eircom Group plc, an Irish communications company, from 2003 to 2006. Mr. Delepine’s high level managerial experience, service on various boards of directors, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Gary H. Ritondaro	Director Since November 2006	Age 66

Mr. Ritondaro retired in 2010 as Senior Vice President and Chief Financial Officer of LodgeNet Interactive Corporation (a NASDAQ company and the largest provider of media and connectivity solutions to the hospitality industry), and served in that position from 2001 to April 2010. He also served as Senior Vice President, Finance, Information and Administration of LodgeNet Interactive Corporation from July 2002 to April 2010. Prior to joining LodgeNet Interactive Corporation, Mr. Ritondaro served as Senior Vice President and Chief Financial Officer for Mail-Well, Inc., an NYSE-listed manufacturer of envelopes, commercial printing and labels, from 1999 to 2001. From 1996 to 1999, Mr. Ritondaro was Vice President and Chief Financial Officer for Ferro Corporation, an NYSE-listed international manufacturer of chemicals, specialty plastics, colors, industrial coatings and ceramics. Mr. Ritondaro’s significant financial expertise, broad understanding of financial issues, significant experience dealing with capital markets, mergers and acquisitions, and his experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class II — Continuing Directors With Terms Expiring at the 2014 Annual Meeting

Marc J. Eisenberg	Director Since March 2008	Age 46

Mr. Eisenberg is our Chief Executive Officer, a position he has held since March 2008. He served as our Chief Operating Officer from February 2007 to March 2008. From June 2006 to February 2007, he was our Chief Marketing Officer and from March 2002 to June 2006, he was our Executive Vice President, Sales and Marketing. He was a member of the board of directors of ORBCOMM Holdings LLC from May 2002 until February 2004. Prior to joining ORBCOMM, from 1999 to 2001, Mr. Eisenberg was a Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel. From 1984 to 1999, he held various positions, most recently as the Senior Vice President of Sales and Operations with the consumer electronics company The Wiz, where he oversaw sales and operations and was responsible for over 2,000 employees and $1 billion a year in sales. Mr. Eisenberg is the son of Jerome B. Eisenberg. Mr. Eisenberg’s significant and meaningful knowledge of our Company, in-depth knowledge of our global operations and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Timothy Kelleher	Director Since March 2008	Age 50

Mr. Kelleher has been a member of our board of directors since March 2008 and previously served as a member of our board of directors from December 2005 to June 2007. He is a Managing Partner of KMCP Advisors II LLC (formerly PCG Capital Partners Advisors II LLC) (investment management), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate Group, which he joined in 2002. He is also a Managing Partner of Silver Canyon Group, LLC. Prior to joining Pacific Corporate Group, Mr. Kelleher was a Partner and Senior Vice President at Desai Capital Management Incorporated from 1992 to 2002 and held positions at Entrecanales, Inc., L.F. Rothschild & Co. Incorporated and Arthur Young & Co. Mr. Kelleher’s significant financial expertise, extensive board level experience helping growth companies achieve their full potential and success dealing with complex business and financial issues and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

John Major	Director Since April 2007	Age 67

Mr. Major is President of MTSG (strategic consulting and investment company), which he founded in January 2003. From April 2004 to October 2006, Mr. Major also served as Chief Executive Officer of Apacheta Corporation, a privately-held mobile, wireless software company. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Prior to August 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting firm. From November 1998 to November 1999, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Incorporated and Microsoft Corporation. From 1997 until 1998, he served as President of the Wireless Infrastructure Division of Qualcomm. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major is Chairman of the Board of Broadcom Corporation as well as a director of Lennox International, Inc. and Littelfuse Inc. Mr. Major was a director of Verilink Corporation from 1998 to 2007. Mr. Major’s senior leadership positions at a number of companies, strong operational expertise, strong background in the technology sector and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class III — Continuing Directors With Terms Expiring at the 2015 Annual Meeting

Jerome B. Eisenberg	Director Since February 2004	Age 73

Mr. Eisenberg has been our non-executive Chairman of the Board since March 2008. He served as our Chairman and Chief Executive Officer from January 2006 to March 2008 and our Chief Executive Officer and

President from December 2004 to January 2006. Prior to that, Mr. Eisenberg held a number of positions with ORBCOMM Inc. and with ORBCOMM LLC, including Co-Chief Executive Officer of ORBCOMM Inc. Mr. Eisenberg has worked in the satellite industry since 1993 when he helped found Satcom International Group plc. From 1987 to 1992, he was President and CEO of British American Properties, an investment company funded by European and American investors that acquired and managed various real estate and industrial facilities in various parts of the U.S. Prior thereto, Mr. Eisenberg was a partner in the law firm of Eisenberg, Honig & Folger; CEO and President of Helenwood Manufacturing Corporation (presently known as Tennier Industries), a manufacturer of equipment for the U.S. Department of Defense; and Assistant Corporate Counsel for the City of New York. Mr. Eisenberg is the father of Marc Eisenberg, a member of the board of directors and our Chief Executive Officer. Since 2010, Mr. Eisenberg has been a director of GelTech Solutions, Inc. Mr. Eisenberg’s significant and meaningful knowledge of our company (as former senior management of the Company), significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Marco Fuchs	Director Since February 2004	Age 50

Mr. Fuchs has been a member of the board of directors of ORBCOMM LLC since 2001 and of ORBCOMM Holdings LLC from 2001 to February 2004. Mr. Fuchs is currently the Chief Executive Officer and Chairman of the Managing Board of OHB AG (technology and space), positions he has held since 2000. From 1995 to 2000, Mr. Fuchs worked at OHB System A.G., first as a Prokurist (authorized signatory) and then as Managing Director. Prior to that, he worked as a lawyer from 1992 to 1994 for Jones, Day, Reavis & Pogue in New York, and from 1994 to 1995 in Frankfurt am Main. Mr. Fuchs’ significant business and operating experience with satellite companies, significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

The board of directors recommends that you vote “FOR” the election as directors of the two Class I director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, composed of at least three members each.

The functions of each of our board committees are described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance”. The committee charters are also available in print to any shareholder upon request. The board of directors held seven meetings during fiscal year 2012. All directors attended at least 75% of all meetings of the board and those committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. Except for Mr. Fuchs and Delepine all of the directors attended the 2012 Annual Meeting.

The board has reviewed the independence of its members considering the independence criteria of The NASDAQ Stock Market, or NASDAQ, and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company. Based on this review, the board has determined that none of the current directors, other than Jerome B. Eisenberg (a former executive officer of the Company), Marc J. Eisenberg (an executive officer of the Company) and Marco Fuchs (a senior executive of OHB Technology AG, has a material relationship with the Company and each of Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro meets the independence requirements of NASDAQ.

The independent directors meet in executive session without the presence of any executive officer or member of management at least twice a year in conjunction with regular meetings of the board. A director designated by the independent directors will chair the session. The independent directors generally designate the chairman of one of the board committees as chair, depending upon whether the principal items to be considered at the session are within the scope of the applicable committee.

Board Leadership Structure.    The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board or whether the Chairman should be a member of management or a non-management director, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. In 2008, in connection with the transition of the Chief Executive Officer position from Jerome Eisenberg to Marc Eisenberg, the board determined that having Jerome Eisenberg continue in his role as Chairman of the Board in a non-executive capacity would provide continuity in the board’s leadership and allow the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. In addition, as the former Chief Executive Officer, Jerome Eisenberg has extensive knowledge of the Company and its business and industry that are an invaluable resource for the board. Although Jerome Eisenberg is not an independent director due to his prior service as an executive officer and continued employment in a non-executive capacity, the board believes that this leadership structure is in the best interests of the Company’s shareholders at this time.

Audit Committee.    The Audit Committee, among other things:

•	reviews and oversees the integrity of our financial statements and internal controls;

•	reviews the qualifications of and recommends to the board of directors the selection of, our independent auditor, subject to ratification by our shareholders, and reviews and approves their fees;

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reviews and oversees the adequacy of our accounting and financial reporting processes, including our system of internal controls and disclosure controls, and recommendations of the independent auditor with respect to our systems; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Gary Ritondaro, Didier Delepine and John Major currently serve as members of our Audit Committee. Each current member of our Audit Committee meets the independence and financial literacy requirements of NASDAQ, the SEC and applicable law. All members of our Audit Committee are able to read and understand fundamental financial statements. The board of directors has determined that Gary Ritondaro is an “audit committee financial expert” as defined by the SEC rules. Mr. Ritondaro serves as chair of our Audit Committee. The Audit Committee met five times during the 2012 fiscal year.

Compensation Committee.    The Compensation Committee, among other things:

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reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines and approves the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determines the base and incentive compensation of other senior executives, and determines the terms of the employment of senior executives, including the Chief Executive Officer;

•	reviews, administers, monitors and recommends to the board of directors all executive compensation plans and programs, including incentive compensation and equity-based plans; and

•	evaluates and makes recommendations regarding the compensation of non-employee directors and administration of non-employee director compensation plans or programs.

Timothy Kelleher, John Major and Gary Ritondaro currently serve as members of our Compensation Committee. Each current member of our Compensation Committee meets the independence requirement of NASDAQ and applicable law. Timothy Kelleher serves as chair as of our Compensation Committee. The Compensation Committee met six times during the 2012 fiscal year.

For description of the role of our executive officers on determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis — Role of Executives and Others in Establishing Compensation”.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, among other things:

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reviews and recommends to the board of directors the size and composition of the board, the qualification and independence of the directors and the recruitment and selection of individuals to serve as directors;

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reviews and recommends to the board of directors the organization and operation of the board of directors, including the nature, size and composition of committees of the board, the designation of committee chairs, the designation of a Chairman of the Board or similar position, and the distribution of information to the board and its committees;

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coordinates an annual self-assessment by the board of its operations and performance and the operations and performance of the committees and prepares an assessment of the board’s performance for discussion with the board;

•	in coordination with the Compensation Committee, evaluates the performance of the Chief Executive Officer in light of corporate goals and objectives; and

•	oversees our corporate governance policies, practices and programs.

John Major, Didier Delepine and Gary Ritondaro currently serve as members of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the independence requirement of NASDAQ and applicable law. John Major serves as chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during the 2012 fiscal year.

The Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the committee will initiate a search for qualified director candidates, seeking input from other directors, and senior executives and, to the extent it deems appropriate, third party search firms to identify potential candidates. The committee will evaluate qualified candidates and then make its recommendation to the board, for its consideration and approval. In making its recommendations to the board, the committee will consider the selection criteria for director candidates set forth in our Board Membership Criteria, including the following:

•	each director should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•

each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

While the board does not have a formal policy with respect to diversity, it believes that it is essential that the directors represent the balanced, best interests of the shareholders as a whole, rather than special interest groups or constituencies, and takes into consideration in assessing the overall composition and needs of the board such factors as diversity of professional experience, skills and background, age, international background and specialized expertise. The committee from time to time reviews with the board our Board Membership Criteria in the context of current board composition and the Company’s circumstances.

Our Guidelines on Corporate Governance includes a director age policy, pursuant to which any director who has achieved age 75 would be subject to an annual review by the committee with respect to such director’s continued service on the board, considering any factors or other information that is considered appropriate and relevant, including the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the board, the overall composition of the board and whether the director’s resignation from the board would be in the best interests of the Company and its shareholders. The board, upon the recommendation of the committee, will then decide whether or not to accept the director’s tendered resignation. Each nominee for director who has achieved age 75 or would achieve age 75 during his or her term if elected is required, upon his or her election, to submit a resignation conditional upon the board’s acceptance in connection with the annual review.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of ORBCOMM Inc. at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. Shareholders recommending candidates for consideration by the committee must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time. The committee will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our By-Laws establish a procedure with regard to shareholder proposals for the 2014 Annual Meeting, including nominations of persons for election to the board of directors, as described below under “Shareholder Proposals for Annual Meeting in 2014”.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers currently serves or served during 2012 as a director or member of the compensation committee of another entity with an executive officer who serves on our board of directors or our Compensation Committee. For a description of the members of our Compensation Committee, see “Board of Directors and Committees — Compensation Committee”.

Standards of Business Conduct.    The board of directors has adopted a Standards of Business Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Standards of Business Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed in accordance with applicable NASDAQ and SEC rules. A copy of our Standards of Business Conduct is available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance” or upon request, without charge, by contacting our Investor Relations Department by calling 703-433-6505.

Risk Oversight.    The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board has designated the Audit Committee to take the lead in overseeing risk management and pursuant to its charter, the Audit Committee reviews and discusses with management the steps management has taken to assess, monitor and control the Company’s strategic, operational, financial and compliance risks, including guidelines and policies to govern the process by which such risk assessment and risk management are undertaken. The entire board is regularly informed by the Audit Committee on these matters. Notwithstanding the Audit Committee’s primary risk oversight role, the entire board is actively involved in the oversight of the operational risks with respect to the Company’s current satellite constellation and proposed next-generation satellites and receives regular presentations from management regarding these matters.

Communications to the Board.    Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified committee at the following address:

ORBCOMM Inc.

c/o Corporate Secretary

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

The following independent directors: Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro, each receive an annual retainer of $35,000. In addition to the annual retainer, each of these directors receives $3,000 annually for each committee on which he serves or $10,000 annually for service as the chair of a committee. Each of these directors receives an attendance fee of $1,000 for each committee meeting. Jerry Eisenberg receives an annual retainer of $50,000 but does not receive any committee fees. Neither Marco Fuchs nor Marc Eisenberg received any retainer or committee fees for their service on the board of directors and committees in 2012. All directors are reimbursed for reasonable expenses incurred to attend meetings of the board of directors. For 2012 and prior years, on February 1, we granted an award of time-based RSUs with a value of $30,000 (based on the closing price of our common stock on the date of grant) to certain of our directors, which vest on January 1 of the following year. Effective January 1, 2013, the Compensation Committee approved an increase in the value of the annual grants of time-based RSUs to $50,000 to be made on or about January 2, which vest on January 1 of the following year. Accordingly, on January 2, 2013 we granted an award of 13,054 time-based RSUs with a value of $50,000 (based on the closing price of our common stock of $3.83 per share on January 2, 2013) to each of Messrs. Delepine, Jerome Eisenberg, Kelleher, Major and Ritondaro. These RSUs will vest on January 1, 2014.

Under the terms of our directors’ deferred compensation arrangements, a non-employee director may elect to defer all or part of the cash payment of director retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the U.S. Treasury Department. Each member of the Audit Committee also has the alternative each year to determine whether to defer all or any portion of his or her cash retainer fees for Audit Committee service by electing to receive shares or restricted shares of our common stock valued at the closing price of our common stock on NASDAQ on the date each retainer payment would otherwise be made in cash.

Director Compensation for Fiscal Year 2012

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
	($)		($)	($)		($)
Jerome Eisenberg	100,000	(2)	30,000	13,269	(3)	143,269
Didier Delepine	48,992		30,000	—		78,992
Hans Hoffmann	26,496		30,000	—		56,496
John Major	55,946		30,000	—		85,946
Gary Ritondaro	59,410		30,000	—		89,410
John Wood	22,032		30,000	—		52,032
Timothy Kelleher	50,018		30,000	—		80,018
Marco Fuchs	—		—	—		—

(1)	The amounts shown in the “Stock Awards” column represent the full grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of assumptions used to calculate the grant date fair value of the RSU awards shown in the table, see Note 6 to our consolidated financial statements included in our Annual Report of Form 10-K for the year ended December 31, 2012.

(2)	The amount includes an annual base salary of $50,000 as the non-executive Chairman of the Board.

(3)	The amount represents payment for life insurance premiums of $11,619 and $1,650 for 401(k) matching contributions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements, compliance with legal and regulatory requirements and the qualifications, independence and performance of its independent registered public accounting firm.

Our roles and responsibilities are set forth in a written charter adopted by the board, which is available on the Company’s website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance”. We review and reassess the charter annually, and more frequently as necessary, to address any changes in NASDAQ corporate governance and SEC rules regarding audit committees, and recommend any changes to the board of directors for approval.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (KPMG), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. KPMG is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

We are responsible for overseeing the Company’s accounting and financial reporting processes. In fulfilling our responsibilities for the accounting and financial processes for fiscal year 2012, we:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management and KPMG;

•

reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2012 and KPMG’s audit report on the effectiveness of internal control over financial reporting;

•	discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and correspondence from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. We also discussed with KPMG its independence.

For information on fees paid to KPMG, for each of fiscal 2012 and 2011, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 2)”.

We reviewed and approved all audit and audit-related fees and services. The Company is not using KPMG for non-audit related service, except that in 2012 KPMG provided non-audit services related to an accounting research subscription and tax consulting services related to a foreign tax matter. In fulfilling our responsibilities, we met with KPMG, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting and internal control environment. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that we determined appropriate.

Based on our review of the audited financial statements and discussions with, and the reports of, management and KPMG, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Audit Committee has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, subject to the ratification of shareholders.

Audit Committee

Gary Ritondaro, Chairman

Didier Delepine

John Major

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to us as of March 15, 2013, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) of each director, each nominee for director, each named executive officer, of such persons and other executive officers as a group and of beneficial owners of 5% or more of our common stock. The business address of the named executive officers and directors is c/o ORBCOMM Inc., 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. As of March 15, 2013, there were 46,873,745 outstanding shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held
Greater than 5% Stockholders
KMCP Satellite Investments LLC(2)	4,116,383	8.8%
OHB Technology AG(3)	2,229,103	4.8%
Norman H. and Sandra F. Pessin(4)	3,164,127	6.8%
Dimensional Fund Advisors LP(5)	2,807,028	6.0%
Prudential Financial, Inc.(6)	2,601,249	5.6%
Named Executive Officers and Directors
Marc Eisenberg(7)	1,284,510	2.7%
Robert G. Costantini(8)	680,806	1.5%
John J. Stolte, Jr.(9)	412,203	*
Christian G. Le Brun(10)	408,150	*
Patrick A. Shay	—	—
Brian Bell(11)	130,942	*
Jerome B. Eisenberg(12)	1,482,113	3.2%
Didier Delepine	58,086	*
Marco Fuchs(3)	2,229,103	4.8%
Timothy Kelleher(13)	4,153,001	8.9%
John Major	58,086	*
Gary H. Ritondaro	58,086	*
All executive officers and directors as a group (12 persons)	10,955,085	23.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.

(2)	The managing member of KMCP Satellite Investments LLC is CalPERS Corporate Partners, LLC, whose manager is KMCP Advisors II LLC. Timothy Kelleher, a director of the Company, is a Managing Partner of KMCP Advisors II LLC, which is an affiliate of KMCP Satellite Investments LLC. KMCP Satellite Investments LLC’s address is 12275 El Camino Real, Suite 200, San Diego, CA 92130.

(3)	Includes 2,168,779 shares of common stock held by OHB Technology AG, and 60,324 shares of common stock held by ORBCOMM Deutschland A.G. Marco Fuchs, one of our directors, is Chief Executive Officer of OHB Technology AG which owns ORBCOMM Deutschland A.G. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB Technology AG and ORBCOMM Deutschland A.G. OHB Technology AG’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

(4)	Based on a Schedule 13D/A filed with the SEC by Norman H. Pessin and Sandra F. Pessin on March 26, 2013, Mr. and Ms. Pessin are the beneficial owners of 3,164,127 shares. Mr. Pessin reported having, through his IRA account, sole dispositive power and sole voting power over 2,351,734 shares. Ms. Pessin reported having sole dispositive power and sole voting power over 812,393 shares. Mr. and Ms. Pessin’s address is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(5)	Based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 11, 2013, Dimensional Fund Advisors LP, in its capacity as investment adviser to four registered investment companies and investment manager to certain other commingled group trusts and separate accounts (collectively with the registered investment companies, the “Funds” and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may be deemed the beneficial owner of shares held by the Funds. Dimensional Fund Advisors LP reported having sole voting power over 2,760,463 shares and sole dispositive power over 2,807,028 shares. However, all the shares are owned by the Funds and Dimensional Fund Advisors LP disclaims beneficial ownership of the shares. Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Based on a Schedule 13G/A filed with the SEC by Prudential Financial, Inc. on February 11, 2013, Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the following registered investment advisers of which Prudential Financial, Inc. is the indirect parent: The Prudential Insurance Company of America, Prudential Investment Management, Inc., Jennison Associates LLC and Quantitative Management Associates LLC. Prudential Financial, Inc. may have direct or indirect voting and/or investment discretion over 2,601,249 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial, Inc. reported having sole voting power over 655,888 shares, shared voting power over 1,945,361 shares, sole dispositive power over 655,888 shares and shared dispositive power over 1,945,361 shares. Prudential Financial, Inc.’s address is 751 Broad Street, Newark, NJ 07102.

Based	on a Schedule 13G/A filed with the SEC by Jennison Associates LLC on February 13, 2013, Jennison Associates LLC, in its capacity as investment adviser of several managed portfolios, may be deemed the beneficial owner of shares held by such managed portfolios. Jennison Associates LLC reported having sole voting power and shared dispositive power over 2,592,343 shares. Prudential Financial, Inc. indirectly owns 100% of the equity interests of Jennison Associates LLC and may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison Associates LLC may have with respect to the shares held by its managed portfolios. Jennison Associates LLC does not file jointly with Prudential Financial, Inc., and shares reported by Jennison Associates LLC may be included in the shares reported by Prudential Financial, Inc. Jennison Associates LLC’s address is 466 Lexington Avenue, New York, NY 10017.

(7)	Includes 176,180 shares of common stock held by Marc Eisenberg. Also includes 246,669 shares of common stock issuable to Mr. Eisenberg upon the exercise of options and 861,661 shares of common stock underlying SARs, in each case, that are currently exercisable.

(8)	Includes 132,479 shares of common stock held by Robert G. Costantini. Also includes 548,327 shares of common stock underlying SARs that are currently exercisable.

(9)	Includes 39,281 shares of common stock held by John J. Stolte, Jr. Also includes 51,002 shares of common stock issuable to Mr. Stolte upon exercise of options and 321,920 shares of common stock underlying SARs, in each case, that are currently exercisable.

(10)	Includes 30,056 shares of common stock held by Christian G. Le Brun. Also includes 50,000 shares of common stock issuable to Mr. Le Brun upon exercise of options and 328,094 shares of common stock underlying SARs, in each case, that are currently exercisable.

(11)	Includes 48,942 shares of common stock held by Brian Bell. Also includes 82,000 shares of common stock underlying SARs that are currently exercisable.

(12)	Includes 1,004,498 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 266,669 shares of common stock issuable to Mr. Eisenberg upon exercise of options and 195,187 shares of common stock underlying SARs, in each case, that are currently exercisable.

(13)	Includes 4,116,383 shares held by KMCP Satellite Investments LLC. Mr. Kelleher is a Managing Partner of KMCP Advisors II LLC, which is an affiliate of KMCP Satellite Investments LLC. See Note (2) above.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (our “Named Executive Officers”).

Compensation Committee

Our Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to oversight and determination of executive compensation and human resources matters, including the compensation of the Named Executive Officers. A description of the Compensation Committee’s composition, functions, duties and responsibilities is set forth in this proxy statement under “Board of Directors and Committees — Compensation Committee”.

The Compensation Committee’s roles and responsibilities are set forth in a written charter which is available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance” and is available in print to any shareholder upon request.

Executive Summary

We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our stockholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability, growth, operations and systems expansion which we believe are important measures of the performance of our business. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2013, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance.

Philosophy and Objectives of Compensation Programs

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as growth in profitability and revenue and system expansion. The short-term business and long-term strategic goals consist of the financial and operational performance, as measured by metrics such as Adjusted EBITDA, revenues and operational targets as well as expansion of our communications system. Further in 2012, the Compensation Committee added long-term incentive awards linking compensation directly with the Company’s long-term stock price performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals.

We seek to provide executive compensation that is competitive in order to attract, motivate and retain key talent. We aim to reward executives for achieving goals designed to generate returns for our stockholders, but not for poor performance, by linking compensation to overall business performance and the achievement of performance goals. As a result, we believe that compensation packages provided to our executives, including our Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against performance goals.

Compensation Committee Consideration of the Company’s 2012 Shareholder Advisory Vote on Executive Compensation

At our 2012 Annual Meeting of Stockholders, 98% of the shares voted on the matter at the meeting voted to approve the advisory vote on our executive compensation. Based on this strong endorsement, there were no specific changes to any component of our 2013 executive compensation programs that was made as a result of such vote. The Compensation Committee will continue to consider the outcome of the say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Use of Compensation Consultant

We use general competitive market data available to us relating to compensation levels, mix of elements and compensation strategies being used by companies of comparable size and stage of development operating in the communications industry, and review such data against the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, our Compensation Committee engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant for compensation decisions in 2012. Meridian provided the Compensation Committee with the following services in 2012:

•	advised on the design and structure of our cash and equity incentive compensation programs;

•	reviewed and provided recommendations on the compensation program for our non-employee directors;

•	provided advice on the Company’s compensation peer group;

•	provided compensation data for similarly situated executive officers at this new peer group;

•

reviewed the compensation arrangements for all of our Named Executive Officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program compared to market practices in preparation for the adoption of a performance based long-term incentive program;

•

guided the Compensation Committee’s decision making with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests, and relevant regulatory mandates;

•	provided advice on the Company’s executive pay philosophy;

•	provided incentive plan design advice for both annual and various long-term incentive vehicles and other compensation and benefit programs that meet the Company’s objectives;

The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. Other than providing services as directed by the Compensation Committee, Meridian did not provide any other services to the Company. When requested on several occasions, Meridian communicated with members of the Compensation Committee, both with and without management present.

Use of Peer Data

In 2012, Meridian delivered a report to the Compensation Committee that provided the base salary, annual incentive cash bonus opportunities and equity compensation grants for executive officers employed by the peer companies selected for use in 2012. Our Compensation Committee discussed compensation decisions in the context of external market data, the experiences and knowledge of each member, historical pay levels for each executive, historical and/or anticipated future corporate and individual performance, and internal pay equity. The Compensation Committee believed that this comprehensive approach was appropriate for 2012 in order to allow us to maintain a reasonable and responsible cost structure.

Elements of Compensation

Base Salary.    Base salaries are determined on an individual basis, are based on job responsibilities and individual contribution and are intended to provide our executives with current income. Base salaries for our Named Executive Officers are reviewed annually and may be adjusted to reflect any changes in job responsibilities and individual contribution, as well as competitive conditions in the market for executive talent.

Our senior management proposes new base salary amounts to the Compensation Committee for approval based on: an evaluation of individual performance and expected future contributions; a goal to ensure competitive compensation against the external market; and comparison of the base salaries of the executive officers who report directly to our Chief Executive Officer to ensure internal equity.

The 2012 base salaries of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell were established pursuant to employment agreements entered into by the individual Named Executive Officer and us effective as of December 31, 2010. In July 2012, the Compensation Committee increased Mr. Eisenberg’s base salary to $425,000. The base salary of Mr. Shay was established pursuant to his offer letter effective as of December 3, 2012.

Annual Cash Bonus.    Annual cash bonuses are designed to align employees’ goals with the Company’s financial and operational objectives for the current year and to reward individual performance. These objectives include financial and operational performance targets such as Adjusted EBITDA, Consolidated Revenues, net subscriber additions, subscriber disconnects and AIS revenue. Our Compensation Committee defines Adjusted EBITDA as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes and depreciation and amortization, adjusted for stock-based compensation expense, loss on disposition of investments, non-controlling interests and net impairment loss. These objectives also relate to strategic factors such as communications system expansion, including launch of the next-generation satellites, regulatory approvals and international licenses. These performance measures are primarily objective criteria that can be readily measured and do not require subjective determinations. In addition, the annual cash bonus also includes discretionary amounts which may be paid based on completion of key projects. Pursuant to their employment arrangements, each Named Executive Officer is generally eligible to receive annual bonuses, payable in cash based on a percentage of base salary (which may, in some cases, exceed 100%) and dependent upon achieving or exceeding certain performance targets for that fiscal year. Due to his separation of service with the Company in October 2012, Mr. Bell was not eligible to earn any of the 2012 annual performance-based cash bonus awards allocated to him. Mr. Shay did not participate in the 2012 annual cash bonus program.

On March 7, 2012, our Compensation Committee established 2012 operational and financial performance targets for which annual bonuses were paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell based on achieving financial and performance targets. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our stockholders over the long-term.

The 2012 operational and financial performance targets for each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell, and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2012 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Brian Bell
Adjusted EBITDA	50%	50%	50%	50%	50%
Consolidated revenues	25%	25%	25%	25%	25%
Net subscriber additions	3.75%	3.75%	—	—	3.75%
AIS Revenue	3.75%	3.75%	3.75%	—	—
Launch next-generation satellite	3.75%	—	3.75%	3.75%	—
Direct channel revenues	3.75%	3.75%	—	—	3.75%
Regulatory approvals	—	—	—	3.75%	—
Subscriber disconnects	—	—	3.75%	—	3.75%
International licenses	—	—	—	3.75%	—
Operational target #1	—	3.75%	—	3.75%	—
Operational target #2	—	—	3.75%	—	—
Operational target #3	—	—	—	—	3.75%
Discretionary	10%	10%	10%	10%	10%

	100%	100%	100%	100%	100%

For 2012, bonuses were not generally earned unless at least 100% (or 71% for Adjusted EBITDA and 88% for Consolidated Revenues which are the lowest thresholds in the range of payouts) of the applicable performance target was met for fiscal 2012.

For the Adjusted EBITDA target, the table below describes the range of payouts (as a percentage of base salary) for each of the Named Executive Officers, with incremental increases for actual performance between the performance levels as described below:

	Threshold Target (71% of Upper Target)	Upper Target	Maximum Target (129% of Upper Target)
Marc Eisenberg	25%	50%	122%
Robert Costantini	24%	47%	116%
John Stolte	17%	35%	61%
Christian Le Brun	18%	36%	63%
Brian Bell	18%	37%	64%

The payouts earned for actual performance between the specified performance levels are based on an additional 25% (for Messrs. Eisenberg and Costantini) or 15% (for Messrs. Stolte, Le Brun and Bell) of the payout amount attributable to the performance level specified in the table above for the first $1,000,000 of incremental Adjusted EBITDA attained in excess of the target for such specified performance level. The payouts earned for each subsequent $1,000,000 of incremental Adjusted EBITDA attained thereafter (but prior to the reaching of the next specified performance level) will be based on an additional 25% (for Messrs. Eisenberg and Costantini) or 15% (for Messrs. Stolte, Le Brun and Bell) of the payout amount attributable to the immediately prior additional payout calculation.

For the Consolidated Revenues target, the table below describes the range of payouts (as a percentage of base salary) for each of the Named Executive Officers, with incremental increases for actual performance between these performance levels:

	Threshold Target (88% of Upper Target)	Upper Target	Maximum Target (112% of Upper Target)
Marc Eisenberg	13%	25%	48%
Robert Costantini	12%	24%	47%
John Stolte	9%	17%	30%
Christian Le Brun	9%	18%	31%
Brian Bell	9%	18%	32%

For Messrs. Eisenberg and Costantini the payouts earned for actual performance between the specified performance levels are based on an additional 25% of the payout amount attributable to the performance level specified in the table above for the first $2,000,000 of incremental Consolidated Revenues attained in excess of the target for such specified performance level. The payouts earned for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter (but prior to the reaching of the next specified performance level) will be based on an additional 25% of the payout amount attributable to the immediately prior additional payout calculation.

For Messrs. Stolte, Le Brun and Bell the payouts earned for actual performance between the upper and maximum performance levels are based on an additional 15% of the payout amount attributable to the upper performance level for the first $2,000,000 of incremental Consolidated Revenues attained in excess of such upper performance level while the payouts earned for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter will be based on an additional 15% of the payout amount attributable to the immediately prior additional payout calculation. In addition for Messrs. Stolte, Le Brun and Bell, payouts earned for actual performance between the threshold and upper target levels are based on an additional 25% of the payout amount attributable to the threshold performance level for the first $2,000,000 of incremental Consolidated Revenues attained in excess of such threshold performance level. The payouts earned for actual performance for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter (but prior to reaching the upper performance level) will be based on an additional 25% of the payout amount attributable to the immediately prior additional payout calculation.

For all other performance targets, excluding discretionary targets, the following describes the payout amounts (as a percentage of base salary) for each of the Named Executive Officers:

	Net subscriber additions	AIS revenue	Launch next- generation satellite	Direct channel revenues	Regulatory approvals	Subscriber disconnects	International licenses	Other operational targets
Marc Eisenberg	3.75%	3.75%	3.75%	3.75%	—	—	—	—
Robert Costantini	3.56%	3.56%	—	3.56%	—	—	—	3.56%
John Stolte	—	2.60%	2.60%	—	—	2.60%	—	2.60%
Christian Le Brun	—	—	2.69%	—	2.69%	—	2.69%	2.69%
Brian Bell	2.74%	—	—	2.74%	—	2.74%	—	2.74%

Our Compensation Committee, at its sole discretion, awarded the discretionary bonus components based on completion of certain key projects of 10% of base salary for Messrs. Eisenberg and Costantini and 7% of base salary for Messrs. Stolte and Le Brun.

2012 Operational and Financial Performance Targets and Results

	Targets
Performance targets	Threshold	Upper	Maximum	Performance
Adjusted EBIT DA	$10,000,000	$14,000,000	$18,000,000	Achieved $16,674,000
Consolidated revenues	$59,000,000	$67,000,000	$75,000,000	Achieved $64,498,000
Net subscriber additions	87,000	—	—	Achieved 111,000
AIS Revenue	$2,000,000	$—	$—	Achieved $2,123,000
Direct channel revenues	$25,000,000	$—	$—	Not achieved
Launch next-generation satellite	Launch next-generation satellite by December 31, 2012.			Achieved
Regulatory approvals	Obtain regulatory approvals in five jurisdictions.			Achieved
Subscriber disconnects	Achieve less than a specified percentage of net satellite disconnects.			Not achieved
International licenses	Obtain international license in specified countries.			Not achieved
Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination.			Achieved

•	Operational targets #1 and #3 referred to in the “2012 Performance Targets” table above under “ —Elements of Compensation — Annual Cash Bonus” were not achieved.

•	Operational target #2 referred to in the “2012 Performance Targets” table above “ — Elements of Compensation — Annual Cash Bonus” was achieved.

On March 6, 2013, our Compensation Committee determined that the following performance-based annual incentive bonus payout amounts for 2012 relating to 2012 operational and financial performance targets were awarded to the Named Executive Officers:

2012 Performance targets	Eisenberg	Costantini	Stolte	Le Brun	Bell (1)
Adjusted EBITDA	$320,313	$218,750	$112,413	$99,188	$—
Consolidated revenues	76,875	52,500	31,875	28,125	—
Net subscriber additions	15,375	10,500	—	—	—
AIS Revenue	15,375	10,500	6,375	—	—
Launch next -generation satellite	15,375	—	6,375	5,625	—
Direct channel revenues	—	—	—	—	—
Regulatory approvals	—	—	—	5,625	—
Operational target #2	—	—	6,375	—	—
Discretionary	41,000	28,000	17,000	15,000	—

Total	$484,313	$320,250	$180,413	$153,563	$—

(1)	Due to his separation of service with the Company in October 2012, Mr. Bell was not eligible to earn any of the 2012 annual performance-based cash bonus incentive awards allocated to him.

The payouts for Adjusted EBITDA and Consolidated Revenues, our material performance targets, are as follows:

•	Adjusted EBITDA. Payouts in 2012 for Messrs. Eisenberg, Costantini, Stolte and Le Brun were 78%, 74%, 46% and 47% of base salaries, respectively.

•

Consolidated Revenues. Payouts in 2012 for Messrs. Eisenberg and Costantini were 19% and 18% of each executive’s base salary, respectively. Payouts in 2012 for Messrs. Stolte and Le Brun were 13% of each executive’s base salary.

For purposes of illustrating the payout amount for Mr. Le Brun (whose base salary is $209,352) with respect to the Adjusted EBITDA performance target the calculation (with actual Adjusted EBITDA of $16,674,000 exceeding the upper target amount of $14,000,000) is as follows:

Base salary of $209,352 is multiplied by 36% (the percentage of base salary) = $75,000 (the upper target payout amount). The $75,000 is then multiplied by 115%, representing the first $1,000,000 of incremental Adjusted EBITDA attained in excess of the upper target amount of $14,000,000, and results in $86,250. The $86,250 is then multiplied by 115% to represent the second $1,000,000 of incremental Adjusted EBITDA attained in excess of the immediately prior performance level, resulting in a payout amount of $99,188.

2013 Operational and Financial Performance Targets

On December 13, 2012, our Compensation Committee established 2013 operational and financial performance targets for which annual bonuses will be paid to Messrs. Eisenberg, Costantini, Stolte, Shay and Le Brun based on achieving financial and operational performance targets. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our stockholders over the long-term.

The 2013 operational and financial performance targets for each of Messrs. Eisenberg, Costantini, Stolte, Shay and Le Brun and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2013 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Patrick Shay	Christian Le Brun
Adjusted EBITDA	50%	50%	50%	50%	50%
Consolidated revenues	25%	25%	25%	25%	25%
Net subscriber additions	3.75%	3.75%	—	3.75%	—
AIS Revenue	3.75%	3.75%	3.75%	—	—
Launch next-generation satellite	3.75%	—	3.75%	—	3.75%
Direct channel revenues	3.75%	3.75%	3.75%	3.75%	—
Regulatory approvals	—	—	—	—	3.75%
Subscriber disconnects	—	—	3.75%	3.75%	—
International licenses	—	—	—	—	3.75%
Operational target #1	—	3.75%	—	—	3.75%
Operational target #2	—	—	—	3.75%	—
Discretionary	10%	10%	10%	10%	10%

	100%	100%	100%	100%	100%

For 2013, bonuses will generally not be earned unless at least 100% (or 80% for Adjusted EBITDA and 88% for Consolidated Revenues which are the lowest threshold in the range of payouts) of the applicable performance target are met for fiscal 2013.

For the Adjusted EBITDA target, the table below describes the range of payouts (as a percentage of base salary) for each of the Named Executive Officers, with incremental increases for actual performance between the performance levels as described below:

	Threshold Target (80% of Upper Target)	Upper Target	Maximum Target (120% of Upper Target)
Marc Eisenberg	25%	50%	121%
Robert Costantini	24%	47%	116%
John Stolte	17%	35%	61%
Patrick Shay	15%	31%	54%
Christian Le Brun	18%	36%	63%

The payouts earned for actual performance between the specified performance levels are based on an additional 25% (for Messrs. Eisenberg and Costantini) or 15% (for Messrs. Stolte, Shay and Le Brun) of the payout amount attributable to the performance level specified in the table above for the first $1,000,000 of incremental Adjusted EBITDA attained in excess of the target for such specified performance level. The payouts earned for each subsequent $1,000,000 of incremental Adjusted EBITDA attained thereafter (but prior to the reaching of the next specified performance level) will be based on an additional 25% (for Messrs. Eisenberg and Costantini) or 15% (for Messrs. Stolte, Shay and Le Brun) of the payout amount attributable to the immediately prior additional payout calculation.

For the Consolidated Revenues target, the table below describes the range of payouts (as a percentage of base salary) for each of the Named Executive Officers, with incremental increases for actual performance between these performance levels:

	Threshold Target (88% of Upper Target)	Upper Target	Maximum Target (111% of Upper Target)
Marc Eisenberg	12%	25%	49%
Robert Costantini	12%	24%	47%
John Stolte	9%	17%	30%
Patrick Shay	8%	15%	27%
Christian Le Brun	9%	18%	31%

For Messrs. Eisenberg and Costantini the payouts earned for actual performance between the specified performance levels are based on an additional 25% of the payout amount attributable to the performance level specified in the table above for the first $2,000,000 of incremental Consolidated Revenues attained in excess of the target for such specified performance level. The payouts earned for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter (but prior to the reaching of the next specified performance level) will be based on an additional 25% of the payout amount attributable to the immediately prior additional payout calculation.

For Messrs. Stolte, Shay and Le Brun the payouts earned for actual performance between the upper and maximum performance levels are based on an additional 15% of the payout amount attributable to the upper performance level for the first $2,000,000 of incremental Consolidated Revenues attained in excess of such upper performance level while the payouts earned for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter will be based on an additional 15% of the payout amount attributable to the immediately prior additional payout calculation. In addition for Messrs. Stolte, Shay and Le Brun, payouts earned for actual performance between the threshold and upper target levels are based on an additional 25% of the payout amount attributable to the threshold performance level for the first $2,000,000 of incremental Consolidated Revenues attained in excess of such threshold performance level. The payouts earned for actual performance for each subsequent $2,000,000 of incremental Consolidated Revenues attained thereafter (but prior to reaching the upper performance level) will be based on an additional 25% of the payout amount attributable to the immediately prior additional payout calculation.

Long-Term Equity-Based Incentives.    In addition to the short-term cash compensation payable to our Named Executive Officers, our Compensation Committee believes that the interests of our stockholders are best served when a substantial portion of our Named Executive Officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, it is our Compensation Committee’s intention to make grants of equity-based awards to our Named Executive Officers and other key employees at such times and in such amounts as may be required to accomplish the objectives of our compensation programs. Please see the Grants of Plan Based awards table and the accompanying narrative disclosures set forth in this proxy statement for more information regarding the grants of equity plan-based awards to our Named Executive Officers in fiscal year 2012.

We have not timed grants of equity-based awards in coordination with the release of non-public information nor have we timed the release of non-public information for the purpose of affecting the value of executive compensation.

Under the 2006 LTIP, the Compensation Committee has the ability to provide a number of equity-based awards, including restricted stock units (“RSUs”), stock appreciation rights (“SARs”), stock options, stock, restricted stock, market performance units (“MPUs”) and performance shares to promote our long-term growth and profitability. Following adoption of the 2006 LTIP, we ceased to grant additional stock options under the 2004 Stock Option Plan. The 2004 Stock Option Plan will continue to govern all stock option awards granted under the 2004 Stock Option Plan prior to the adoption of the 2006 LTIP. Since adopting the 2006 LTIP, we have changed the mix of our equity-based incentives from stock options to a mix of RSUs and SARs. In 2010, we further shifted our equity-based incentives to primarily SARs to better align the Named Executive Officers’ incentive compensation to the appreciation of the Company’s common stock. In 2012, we have changed the mix of our equity based incentives from primarily SARs to a mix of RSUs, SARs and MPUs. This combination of equity-based incentives is intended to benefit stockholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. We believe that SARs, RSUs and MPUs provide effective vehicles for promoting a long-term share ownership perspective for our senior management and employees and closely align the interests of senior management and employees with our achievement of longer-term financial objectives that enhance stockholder value, while at the same time limiting the dilutive effects of granting stock options. We have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-based interests in us.

SARs.    A stock appreciation right, or SAR, is the right to receive a payment measured by the increase in the fair market value of a specified number of shares of our common stock from the date of grant of the SAR to the date on which the participant exercises the SAR. Under the 2006 LTIP, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option. Upon the exercise of a SAR, we will deliver cash, shares of our common stock valued at fair market value on the date of exercise or a combination of cash and shares of our common stock, as the Compensation Committee may determine. Vested and unvested SARs granted to certain of our employees, including our Named Executive Officers, are subject to forfeiture in the event such employees breach the non-competition and/or non-solicitation covenants set forth in their award agreements and unvested SARs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On March 3, 2010, the Compensation Committee granted 450,000 time-based SARs to the Named Executive Officers under the 2006 LTIP. These time-based SARs vest in three equal installments based on continued employment over a three-year period. Mr. Eisenberg was granted 150,000 time-based SARs, of which 50,000 SARs vested on each of December 31, 2012, December 31, 2011 and December 31, 2010. Messrs. Costantini, Stolte, Le Brun and Bell were each granted 75,000 time-based SARs, of which 25,000 vested on each of December 31, 2012, December 31, 2011 and December 31, 2010. For each of the Named Executive Officers, the time-based SARs have a base price of $2.46 per share, the fair market value of our common stock on the date of grant.

On October 26, 2011, the Compensation Committee granted 300,000 time-based SARs to the Named Executive Officers under the 2006 LTIP for their efforts and contributions in connection with the acquisition of StarTrak Systems, LLC and progress towards entering into a definitive asset purchase agreement for the acquisition of PAR Logistics Management Systems Corporation in 2011, and in lieu of base salary increases. These time-based SARs vested on December 31, 2011. Mr. Eisenberg was granted 100,000 time-based SARs and Messrs. Costantini, Stolte, Le Brun and Bell were each granted 50,000 time-based SARs. For each of the Named Executive Officers, the time-based SARs have a base price of $2.74 per share, the fair market value of our common stock on the date of grant.

On October 24, 2012, the Compensation Committee granted 210,000 time-based SARs to Messrs. Eisenberg, Costantini, Stolte and Le Brun. These time-based SARs vest on January 1, 2014 subject to continued employment and have base price of $3.53 per share, the fair market value of our common stock on the date of grant. Mr. Eisenberg was granted 80,000 time-based SARs, Mr. Costantini was granted 50,000 time-based SARs and Messrs. Stolte and Le Brun were each granted 40,000 time-based SARs.

On December 3, 2012, in connection with Mr. Shay’s employment in December 2012 he was awarded 30,000 time-based SARs, which vest in three equal installments on December 3, 2013, 2014 and 2015, subject to continued employment. These time-based SARs have a base price of $3.38 per share, the fair market value of our common stock on the date of grant.

In connection with a proposal adopted in March 2010, the Compensation Committee granted performance-based SARs in 2012, 2011 and 2010 of 50,000 each year to Mr. Eisenberg and 25,000 each year to each of Messrs. Costantini, Stolte, Le Brun and Bell.

On March 7, 2012, the Compensation Committee granted the last tranche of performance-based SARs under the 2006 LTIP relating to 2012 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2012 performance targets and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell are the same as those for their 2012 annual cash bonuses described above under “ — Annual Cash Bonus”, except for the Launch Next-Generation performance target explained below. The Compensation Committee, on the recommendation of management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted Mr. Eisenberg 50,000 performance-based SARs and each of Messrs. Costantini, Stolte, Le Brun and Bell 25,000 performance-based SARs. For each of the Named Executive Officers the performance-based awards have a base price of $3.42 per share, the fair market value of our common stock on the date of grant.

On March 6, 2013, our Compensation Committee determined that performance-based SAR awards granted to the Named Executive Officers on March 7, 2012 vested based on achievement of the applicable 2012 operational and financial performance targets, as described below (Mr. Shay who was not an executive officer at the time was not eligible to participate in these performance-based SAR awards):

2012 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Brian Bell (1)
Adjusted EBITDA	25,000	12,500	12,500	12,500	—
Consolidated revenues	—	—	—	—	—
Net subscriber additions	1,875	938	—	938	—
AIS Revenue	1,875	937	938	—	—
Launch next-generation satellite(2)	938	—	469	469	—
Direct channel revenues	—	—	—	—	—
Regulatory approvals	—	—	—	937	—
Operational target #2	—	—	938	—	—
Discretionary	5,000	2,500	2,500	2,500	—

Total	34,688	16,875	17,345	17,344	—

(1)	Due to his separation of service with the Company in October 2012, Mr. Bell forfeited his 2012 performance-based SAR awards.
(2)	If the next-generation satellite launch occurred prior to September 30, 2012, 100% of the SARs would have been earned. If the next-generation satellite launch occurred during 2012 but after September 30, 2012, 50% of the SARs would have been earned. The next-generation prototype satellite was launched in October 2012.

We believe that the vesting periods in connection with these time-based and performance-based SAR awards are appropriate for the following reasons:

•	they are intended to help retain employees, including executives, by rewarding them for extended, continuous service with us;

•

they are time periods that incentivize and focus executives on the long-term performance of our business over reasonable timeframes, while minimizing the potential that longer vesting periods might dilute the motivation of the executives; and

•	they allow the Compensation Committee to formulate performance targets annually that are aligned with our dynamic business plans and external factors.

RSUs.    A restricted stock unit, or RSU, is a contractual right to receive at a specified future vesting date an amount in respect of each RSU based on the fair market value on such date of one share of our common stock, subject to such terms and conditions as the Compensation Committee may establish. RSUs that become payable in accordance with their terms and conditions will be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined by the Compensation Committee. The Compensation Committee has determined that all currently outstanding RSUs will be settled in shares of common stock. The Compensation Committee may provide for the accumulation of dividend equivalents in cash, with or without interest, or the reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such terms and conditions as the Compensation Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of common stock. Vested and unvested RSUs awarded to certain of our employees, including our Named Executive Officers, will be subject to forfeiture in the event such employees breach their non-competition and/or non-solicitation covenants set forth in their award agreements and unvested RSUs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

Time-based RSUs typically vest in three equal installments. In connection with Mr. Bell’s commencing employment in July 2009, he was awarded 70,000 time-based RSUs, which vested in three equal installments on July 1, 2010, 2011 and 2012. On December 3, 2012, in connection with Mr. Shay’s employment in December 2012 he was awarded 30,000 time-based RSUs, which vest in three equal installments on December 3, 2013, 2014 and 2015, subject to continued employment.

Also on December 13, 2012, the Compensation Committee granted performance-based RSUs under the 2006 LTIP relating to 2013 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2013 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Stolte, Shay and Le Brun are the same as those for their 2013 annual cash bonuses described above under “ — Annual Cash Bonus”. The Compensation Committee, in consultation with management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted: (i) Messrs. Eisenberg and Mr. Costantini 40,000 and 25,000 performance-based RSUs, respectively; (ii) each of Messrs. Stolte and Le Brun 20,000 performance-based RSUs; and (iii) Mr. Shay 16,000 performance-based RSUs. The 2013 performance-based RSUs will vest in March 2014 dependent upon achieving financial and operational performance targets.

MPUs.    On December 13, 2012, the Compensation Committee approved for the first time the grant of Market Performance Units, or MPUs, to the Named Executive Officers with vesting based on stock price targets over a three-year performance period which ends on December 31, 2015. The stock price targets for each of the years for December 31, 2013, 2014 and 2015 have been set by our Compensation Committee. One-third of the MPUs will vest at the end of each performance period if the Company meets the specified stock price target. The value of the MPUs that will be earned each year ranges from 7.5% to 15% of each of the Named Executive Officers 2013 base salary depending on the Company’s stock price performance for that year above the specified minimum target price. Under the terms of the MPUs, the annual stock price is calculated by using the average daily closing price of the Company’s common stock for 20 trading days preceding December 31 of the relevant fiscal year. The payout amounts for the MPUs may be paid in cash, stock or a combination of both as determined by the Compensation Committee. If paid in common stock, the payout amount will be calculated based upon the fair market value of the Company’s common stock on the trading day immediately preceding the payout date. Payment whether paid in cash, common stock or a combination of both must be paid by March 15th of the calendar year immediately following the year in which each performance period ends. If the stock price at the end of each annual year is below the minimum stock price the payout amounts will be zero. If the stock price meets the minimum stock price for each year, the payout amount will be equal to 7.5% of the Named Executive Officers 2013 base salary. If the stock price falls between the minimum and target stock price for each year, the payout amounts will be interpolated on straight-line basis between the minimum and target stock price.

Stock Options.    We may grant stock options exercisable at such time or times, and subject to such terms and conditions, as the Compensation Committee may determine consistent with the terms of the 2006 LTIP. The exercise price of such stock options will be equal to or higher than the fair market value of our common stock on the date of grant.

As discussed above, our equity-based incentives have shifted away from stock options and we have not granted any stock option awards since 2006.

We may also grant SARs or RSUs to executives under special circumstances outside of the annual process. Grants under the 2006 LTIP are made from time to time to selected executives in connection with talent management objectives, giving particular attention to employees’ leadership potential and potential future contributions in achieving critical business goals and objectives.

We may also grant SARs or RSUs, as deemed appropriate by the Compensation Committee, including under the terms of employment agreements with our Named Executive Officers.

Personal Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Generally these programs are the same offered to all employees.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to the Company’s business. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees.

The principal perquisites offered to our Named Executive Officers are car allowances and life insurance premiums. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is a defined contribution plan that covers all our employees who have been employed for three months or longer, beginning on the date of employment. Employees may contribute up to 15% of their eligible compensation (subject to certain limits) as pretax, salary deferral contributions. In addition, the plan contains a discretionary contribution component pursuant to which we may make an additional annual contribution. Contributions made by us vest over a five-year period from the employee’s date of employment. Commencing in the second quarter of 2012, we began to match the amount contributed by each employee up to 3% of the employee’s salary.

Severance and Change in Control Benefits

Severance and change in control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change in control benefits found in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

Severance Benefits.    Our employment agreements with the Named Executive Officers provide severance payments and other benefits in an amount we believe is appropriate, taking into account the time it is expected to take a separated employee to find another job. These benefits include continued base salary payments, and in certain instances health insurance coverage (typically for a one-year or shorter period). The payments and other benefits are provided because we consider a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. We benefit by requiring a general release from separated employees. In addition, we have included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

Change in Control Benefits.    Our employment agreements with the Named Executive Officers provide for change of control benefits of continued base salary payments, and in certain instances health insurance coverage, health care coverage (typically for an 18 month or shorter period). Under the 2004 Stock Option Plan and the 2006 LTIP and the award agreements under those plans, our stock options, RSUs and SARs generally vest upon a change of control with a minimum price threshold, whether or not time vesting requirements or performance targets have been achieved. Under the employment arrangements with our Named Executive Officers, other change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment, a so-called “double” trigger mechanism. In adopting the so-called “single” trigger treatment for equity-based awards, we were guided by a number of principles: being consistent with current market practice among communications company peers; and keeping employees relatively whole for a reasonable period but avoid creating a “windfall”. Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity-based grants. Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the change of control transaction. The company that made the original equity grant will no longer exist after a change of control and employees should not be required to have the fate of their outstanding equity tied to the new company’s future success. Single trigger vesting on performance-based equity awards, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits our tax deductions relating to the compensation paid to Named Executive Officers, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by our stockholders. All of our equity-based compensation plans have received stockholder approval and, to the extent applicable, were prepared with the intention that our incentive compensation would qualify as performance-based compensation under Section 162(m). While we intend to continue to rely on performance-based compensation programs, we recognize the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that we achieve our best interests and the best interests of our stockholders. To the extent consistent with this goal and to help us manage our compensation costs, we attempt to satisfy the requirements of Section 162(m) with respect to those elements of our compensation programs that are performance-based.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. We intend that awards granted under the 2006 LTIP will comply with the requirements of Section 409A and intend to administer and interpret the 2006 LTIP in such a manner.

Role of Executives and Others in Establishing Compensation

During 2012 our Chief Executive Officer, Mr. Eisenberg, reviewed the performance of the Named Executive Officers (other than his own, which was reviewed by the Compensation Committee), and met on a case-by-case basis with each of the other Named Executive Officers to reach agreements with respect to salary adjustments and annual award amounts, which were then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended adjustments or awards to executives. Mr. Eisenberg in his capacity as Chief Executive Officer, attended meetings of the Compensation Committee in 2012.

The day-to-day design and administration of benefits, including health and vacation plans and policies applicable to salaried employees in general are handled by our Finance and Legal Departments. Our Compensation Committee (or board of directors) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee

Timothy Kelleher, Chairman

John Major

Gary Ritondaro

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All other Compensation $(5)	Total $
Marc Eisenberg	2012	$425,000	$41,000	$307,750	$285,900	$443,313	$23,430	$1,526,393
Chief Executive Officer	2011	379,600	136,656	—	276,000	230,020	15,930	1,038,206
	2010	365,000	14,600	43,800	352,500	211,966	15,420	1,003,286

Robert Costantini	2012	294,840	28,000	203,738	165,250	292,250	19,446	1,003,524
Executive Vice President	2011	294,840	94,349	—	138,000	205,195	11,946	744,330
and Chief Financial	2010	283,500	11,338	34,022	176,250	173,568	11,946	690,624
Officer

John J. Stolte, Jr.	2012	245,700	17,000	166,823	142,950	163,413	9,096	744,982
Executive Vice	2011	245,700	73,710	—	138,000	64,496	1,725	523,631
President-Technology	2010	236,250	6,645	19,933	176,250	85,582	1,725	526,385
and Operations

Christian G. Le Brun	2012	209,352	15,000	152,647	142,950	138,563	7,264	665,776
Executive Vice President	2011	209,352	47,104	—	138,000	86,358	655	481,469
and General Counsel	2010	201,300	6,037	18,119	176,250	86,056	655	488,417

Patrick A. Shay	2012	20,739	—	253,750	63,600	—	666	338,755
Executive Vice President- Sales and Marketing(6)

Brian J. Bell	2012	256,250	—	—	78,250	—	6,886	341,386
Executive Vice President-	2011	205,000	38,438	—	138,000	92,250	9,039	482,727
Sales and Marketing(7)	2010	205,000	2,884	8,647	176,250	107,625	8,826	509,232

(1)	The amounts set forth in the “Bonus” column represents cash amounts of the discretionary portions of the 2012, 2011 and 2010 performance-based annual incentive awards which were paid following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers.

(2)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of 2013 performance-based RSU awards and MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Shay and a time-based RSU award granted to Mr. Shay in connection with his offer letter computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based RSU and MPU awards, such amounts are based on the probable outcome of the performance conditions as of the grant date. For the MPUs such amounts are based on the vesting of 100% of the MPUs awarded based on achieving the target stock price level. For fiscal year 2010, the amount reported in this column was the value of shares of common stock issued in 2011 with respect to 75% of the discretionary portion of the 2010 performance-based annual incentive awards which were issued in March 2011 following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers. For a discussion of the assumptions used to value shares of the common stock, see Note 16 in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. For a discussion of the assumptions used to calculate the grant date fair value of an RSU award and an MPU award shown in the “Stock Awards” column, see Note 6 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives and Annual Cash Bonuses” for a further discussion regarding RSU and MPU awards in 2012, 2011 and 2010 and the Outstanding Equity Awards at 2012 Fiscal Year-End Table for a further discussion regarding outstanding RSU awards.

(3)

The amounts set forth in the “Options Awards” column represent the aggregate grant date fair values of time-based SAR awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun, Shay and Bell and performance-based

SAR awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based SAR awards such amounts are based on the probable outcome of the performance conditions as of the grant date. For a discussion of the assumptions used to calculate the grant date fair value of the SAR awards shown in the “Options Awards” column, see Note 6 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding SAR awards in 2012, 2011 and 2010 and the Outstanding Equity Awards at 2012 Fiscal Year-End Table for a further discussion regarding outstanding SAR awards.

(4)	The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun, Shay and Bell under the terms of their respective employment arrangements. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” and the Grants of Plan-Based Awards Table for a further discussion regarding the 2012 annual incentive payments.

(5)	The amounts set forth in the “All Other Compensation” column are comprised of the following for each Named Executive Officer:

Eisenberg:

Perquisites and Personal Benefits:

2012: $7,500 for 401(k) matching contributions, $14,400 for automobile allowance and $1,530 for payment of life insurance premiums.

2011: $14,400 for automobile allowance and $1,530 for payment of life insurance premiums.

2010: $14,400 for automobile allowance and $1,020 for payment of life insurance premiums.

Costantini:

Perquisites and Personal Benefits:

2012: $7,500 for 401(k) matching contributions, $9,600 for automobile allowance and $2,346 for payment of life insurance premiums.

2011: $9,600 for automobile allowance and $2,346 for payment of life insurance premiums.

2010: $9,600 for automobile allowance and $2,346 for payment of life insurance premiums.

Stolte:

Perquisites and Personal Benefits:

2012: $7,371 for 401(k) matching contributions and $1,725 for payment of life insurance premiums.

2011: $1,725 for payment of life insurance premiums.

2010: $1,725 for payment of life insurance premiums.

Le Brun:

Perquisites and Personal Benefits:

2012: $6,281 for 401(k) matching contributions and $983 for payment of life insurance premiums

2011: $655 for payment of life insurance premiums

2010: $655 for payment of life insurance premiums.

Shay:

Perquisites and Personal Benefits:

2012: $600 for automobile allowance and $66 for payment of life insurance premiums.

Bell:

Perquisites and Personal Benefits:

2012: $6,300 for automobile allowance and $586 for payment of life insurance premiums.

2011: $8,400 for automobile allowance and $639 for payment of life insurance premiums.

2010: $8,400 for automobile allowance and $426 for payment of life insurance premiums.

(6)	Mr. Shay joined the Company as an executive officer in December 2012.
(7)	Mr. Bell’s employment with the Company terminated in October 2012. In connection with Mr. Bell’s separation of service, Mr. Bell’s employment agreement was amended in November 2012 to provide that 25,000 time-based SAR awards granted in 2010 that would have automatically terminated upon Mr. Bell’s separation of service would not terminate and would continue in effect until vested on December 31, 2012. The grant date fair value of the original award is reflected in the fiscal year 2010 amount. For accounting purposes, the modification of Mr. Bell’s time-based SAR award is treated as an exchange of the original award for a new award. The amount set forth for fiscal year 2012 represents the fair value of the modified award as of the modification date computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation.

Grants of Plan-Based Awards in 2012

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Marc Eisenberg	2012 non-equity incentive plan awards
	3/7/2012	3/7/2012	2012 annual incentive (Adjusted EBITDA)	102,500	205,000	500,488	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Consolidated revenues)	51,250	102,500	205,000	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Net subscriber additions)	15,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (AIS revenue)	15,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Launch next-generation satellite)	15,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Direct channel revenues)	15,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Discretionary new projects)	—	—	41,000	—	—	—	—	—	—	—

	Total 2012 non-equity incentive plan awards			215,250	307,500	746,488

	2012 equity incentive plan awards
	3/7/2012	3/7/2012	2012 performance-based SARs (Adjusted EBITDA)	—	—	—	—	25,000	—	—	—	3.42	53,750
	3/7/2012	3/7/2012	2012 performance-based SARs (Consolidated revenues)	—	—	—	—	12,500	—	—	—	3.42	26,875
	3/7/2012	3/7/2012	2012 performance-based SARs (Net subscriber additions)	—	—	—	—	1,875	—	—	—	3.42	4,031
	3/7/2012	3/7/2012	2012 performance-based SARs (AIS revenue)	—	—	—	—	1,875	—	—	—	3.42	4,031
	3/7/2012	3/7/2012	2012 performance-based SARs (Launch next-generation satellite)	—	—	—	—	1,875	—	—	—	3.42	4,031
	3/7/2012	3/7/2012	2012 annual incentive (Direct channel revenues)	—	—	—	—	1,875	—	—	—	3.42	4,031
	3/7/2012	3/7/2012	2012 performance-based SARs (Discretionary new projects)	—	—	—	—	5,000	—	—	—	3.42	10,750
	10/24/2012	10/24/2012	Time-based SARs	—	—	—	—	—	—	—	80,000	3.53	178,400

	Total 2012 equity incentive plan awards							50,000			80,000		285,900

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	2013 non-equity incentive plan awards
	12/13/2012	12/13/2012	2013 annual incentive (Adjusted EBITDA)	105,000	210,000	512,695	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Consolidated revenues)	52,500	105,000	210,000	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Net subscriber additions)	15,750	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (AIS revenue)	15,750	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Next-generation satellite launch)	15,750	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Direct channel revenues)	15,750	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Discretionary new projects)	—	—	42,000	—	—	—	—	—	—	—

	Total 2013 non-equity plan awards			220,500	315,000	764,695

	2013 equity incentive plan awards
	12/13/2012	12/13/2012	2013 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	20,000	—	—	—	—	71,000
	12/13/2012	12/13/2012	2013 performance-based RSUs (Consolidated revenues)	—	—	—	—	10,000	—	—	—	—	35,500
	12/13/2012	12/13/2012	2013 performance-based RSUs (Net subscriber additions)	—	—	—	—	1,500	—	—	—	—	5,325
	12/13/2012	12/13/2012	2013 performance-based RSUs (AIS revenue)	—	—	—	—	1,500	—	—	—	—	5,325
	12/13/2012	12/13/2012	2013 performance-based RSUs (Next-generation satellite launch)	—	—	—	—	1,500	—	—	—	—	5,325
	12/13/2012	12/13/2012	2013 performance-based RSUs (Direct channel revenues)	—	—	—	—	1,500	—	—	—	—	5,325
	12/13/2012	12/13/2012	2013 performance-based RSUs (Discretionary new projects)	—	—	—	—	4,000	—	—	—	—	14,200
	12/13/2013	12/13/2013	MPUs	—	—	—	(7)	—	(7)	—	—	—	165,750

	Total 2013 equity incentive plan awards						(7)	40,000	(7)				307,750

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Robert G. Costantini	2012 non-equity incentive plan awards
	3/7/2012	3/7/2012	2012 annual incentive (Adjusted EBITDA)	70,000	140,000	341,797	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Consolidated revenues)	35,000	70,000	140,000	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Net subscriber additions)	10,500	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (AIS revenue)	10,500	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Direct channel revenues)	10,500	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Operational target #1)	10,500	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Discretionary new projects)	—	—	28,000	—	—	—	—	—	—	—

	Total 2012 non-equity incentive plan awards			147,000	210,000	509,797

	2012 equity incentive plan awards
	3/7/2012	3/7/2012	2012 performance-based SARs (Adjusted EBITDA)	—	—	—	—	12,500	—	—	—	3.42	26,875
	3/7/2012	3/7/2012	2012 performance-based SARs (Consolidated revenues)	—	—	—	—	6,250	—	—	—	3.42	13,438
	3/7/2012	3/7/2012	2012 performance-based SARs (Net subscriber additions)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (AIS revenue)	—	—	—		938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Direct channel revenues)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (Operational target #1)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (Discretionary new projects)	—	—	—	—	2,500	—	—	—	3.42	5,375
	10/24/2012	10/24/2012	Time-based SARs	—	—	—	—	—	—	—	50,000	3.53	111,500

	Total 2012 equity incentive plan awards							25,000			50,000		165,250

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	2013 non-equity incentive plan awards
	12/13/2012	12/13/2012	2013 annual incentive (Adjusted EBITDA)	70,000	140,000	341,797	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Consolidated revenues)	35,000	70,000	140,000	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Net subscriber additions)	10,500	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (AIS revenue)	10,500	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Next-generation satellite launch)	10,500	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Direct channel revenues)	10,500	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Discretionary new projects)	—	—	28,000	—	—	—	—	—	—	—

	Total 2013 non-equity incentive plan awards			147,000	210,000	509,797

	2013 equity incentive plan awards
	12/13/2012	12/13/2012	2013 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	12,500	—	—	—	—	44,375
	12/13/2012	12/13/2012	2013 performance-based RSUs (Consolidated revenues)	—	—	—	—	6,250	—	—	—	—	22,188
	12/13/2012	12/13/2012	2013 performance-based RSUs (Net subscriber additions)	—	—	—	—	938	—	—	—	—	3,330
	12/13/2012	12/13/2012	2013 performance-based RSUs (AIS revenue)	—	—	—	—	938	—	—	—	—	3,330
	12/13/2012	12/13/2012	2013 performance-based RSUs (Next-generation satellite launch)	—	—	—	—	937	—	—	—	—	3,326
	12/13/2012	12/13/2012	2013 performance-based RSUs (Direct channel revenues)	—	—	—	—	937	—	—	—	—	3,326
	12/13/2012	12/13/2012	2013 performance-based RSUs (Discretionary new projects)	—	—	—	—	2,500	—	—	—	—	8,875
	12/13/2013	12/13/2013	MPUs	—	—	—	(7)	—	(7)	—	—	—	114,988

	Total 2013 equity incentive plan awards						(7)	25,000	(7)				203,738

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
John J. Stolte, Jr.	2012 non-equity incentive plan awards
	3/7/2012	3/7/2012	2012 annual incentive (Adjusted EBITDA)	42,500	85,000	148,666	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Consolidated revenues)	21,250	42,500	74,333	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Launch next-generation satellite)	6,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (AIS revenue)	6,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Subscriber disconnects)	6,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Operational target #2)	6,375	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Discretionary new projects)	—	—	17,000	—	—	—	—	—	—	—

	Total 2012 non-equity incentive plan awards			89,250	127,500	239,999

	2012 equity incentive plan awards
	3/7/2012	3/7/2012	2012 performance-based SARs (Adjusted EBITDA)	—	—	—	—	12,500	—	—	—	3.42	26,875
	3/7/2012	3/7/2012	2012 performance-based SARs (Consolidated revenues)	—	—	—	—	6,250	—	—	—	3.42	13,438
	3/7/2012	3/7/2012	2012 performance-based SARs (Launch next-generation satellite)	—	—	—	468	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (AIS revenue)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Subscriber disconnects)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (Operational target #2)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Discretionary new projects)	—	—	—	—	2,500	—	—	—	3.42	5,375
	10/14/2012	10/14/2012	Time-based SARs	—	—	—	—	—	—	—	40,000	3.53	89,200

	Total 2012 equity incentive plan awards						468	25,000			40,000		142,950

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	2013 non-equity incentive plan awards
	12/13/2012	12/13/2012	2013 annual incentive (Adjusted EBITDA)	42,500	85,000	148,666	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Consolidated revenues)	21,250	42,500	74,333	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Next-generation satellite launch)	6,375	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (AIS revenue)	6,375	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Subscriber disconnects)	6,375	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Direct channel revenues)	6,375	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Discretionary new projects)	—	—	17,000	—	—	—	—	—	—	—

	Total 2013 non-equity incentive plan awards			89,250	127,500	239,999

	2013 equity incentive plan awards
	12/13/2012	12/13/2012	2013 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	10,000	—	—	—	—	35,500
	12/13/2012	12/13/2012	2013 performance-based RSUs (Consolidated revenues)	—	—	—	—	5,000	—	—	—	—	17,750
	12/13/2012	12/13/2012	2013 performance-based RSUs (Next-generation satellite launch)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (AIS revenue)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Subscriber disconnects)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Direct channel revenues)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Discretionary new projects)	—	—	—	—	2,000	—	—	—	—	7,100
	12/13/2013	12/13/2013	MPUs	—	—	—	(7)	—	(7)	—	—	—	95,823

	Total 2013 equity incentive plan awards						(7)	20,000	(7)				166,823

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Christian G. Le Brun	2012 non-equity incentive plan awards
	3/7/2012	3/7/2012	2012 annual incentive (Adjusted EBITDA)	37,500	75,000	131,175	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Consolidated revenues)	18,750	37,500	65,588	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Launch next-generation satellite)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Regulatory approvals)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (International licenses)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Operational target #1)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Discretionary new projects)	—	—	15,000	—	—	—	—	—	—	—

	Total 2012 non-equity incentive plan awards			78,750	112,500	211,763

	2012 equity incentive plan awards
	3/7/2012	3/7/2012	2012 performance-based SARs (Adjusted EBITDA)	—	—	—	—	12,500	—	—	—	3.42	26,875
	3/7/2012	3/7/2012	2012 performance-based SARs (Consolidated revenues)	—	—	—	—	6,250	—	—	—	3.42	13,438
	3/7/2012	3/7/2012	2012 performance-based SARs (Launch next-generation satellite)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Regulatory approvals)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (International licenses)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (Operational target #1)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	2012 performance-based SARs (Discretionary new projects)	—	—	—	—	2,500	—	—	—	3.42	5,375
	10/14/2012	10/14/2012	Time-based SARs	—	—	—	—	—	—	—	40,000	3.53	89,200

	Total 2012 equity incentive plan awards							25,000			40,000		142,950

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
	2013 non-equity incentive plan awards
	12/13/2012	12/13/2012	2013 annual incentive (Adjusted EBITDA)	37,500	75,000	131,175	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Consolidated revenues)	18,750	37,500	65,588	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Next-generation satellite launch)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Regulatory approvals)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (International licenses)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Operational target #1)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2012	12/13/2012	2013 annual incentive (Discretionary new projects)	—	—	15,000	—	—	—	—	—	—	—

	Total 2013 non-equity incentive plan awards			78,750	112,500	211,763

	2013 equity incentive plan awards
	12/13/2012	12/13/2012	2013 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	10,000	—	—	—	—	35,500
	12/13/2012	12/13/2012	2013 performance-based RSUs (Consolidated revenues)	—	—	—	—	5,000	—	—	—	—	17,750
	12/13/2012	12/13/2012	2013 peformance-based RSUs (Next-generation satellite launch)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Regulatory approvals)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (International licenses)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Operational target #1)	—	—	—	—	750	—	—	—	—	2,663
	12/13/2012	12/13/2012	2013 performance-based RSUs (Discretionary new projects)	—	—	—	—	2,000	—	—	—	—	7,100
	12/13/2013	12/13/2013	Market performance units	—	—	—	(7)	—	(7)	—	—	—	81,647

	Total 2013 total equity incentive plan awards						(7)	20,000	(7)				152,647

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Patrick A. Shay	2012 equity incentive plan awards
	12/3/2013	10/24/2012	Time-based SARs	—	—	—	—	—	—	—	30,000	3.38	63,600
	12/3/2013	10/24/2012	Time-based RSUs	—	—	—	—	—	—	30,000	—	—	101,400

	Total 2012 equity incentive plan awards									30,000	30,000		165,000

	2013 non-equity incentive plan incentive awards
	12/13/2013	12/13/2013	2013 annual incentive (Adjusted EBITDA)	37,500	75,000	131,175	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Consolidated revenues)	18,750	37,500	65,588	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Net subscriber additions)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Direct channel revenues)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Subscriber disconnects)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Operational target #3)	5,625	—	—	—	—	—	—	—	—	—
	12/13/2013	12/13/2013	2013 annual incentive (Discretionary new projects)	—	—	15,000	—	—	—	—	—	—	—

	Total 2013 non-equity incentive plan awards			78,750	112,500	211,763

	2013 equity incentive plan awards
	12/13/2013	12/13/2013	2013 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	8,000	—	—	—	—	28,400
	12/13/2013	12/13/2013	2013 performance-based RSUs (Consolidated revenues)	—	—	—	—	4,000	—	—	—	—	14,200
	12/13/2013	12/13/2013	2013 performance-based RSUs (Net subscriber additions)	—	—	—	—	600	—	—	—	—	2,130
	12/13/2013	12/13/2013	2013 peformance-based RSUs (Direct channel revenues)	—	—	—	—	600	—	—	—	—	2,130
	12/13/2013	12/13/2013	2013 performance-based RSUs (Subscriber disconnects)	—	—	—	—	600	—	—	—	—	2,130
	12/13/2013	12/13/2013	2013 performance-based RSUs (Operational target #3)	—	—	—	—	600	—	—	—	—	2,130
	12/13/2013	12/13/2013	2013 annual incentive (Discretionary new projects)	—	—	—	—	1,600	—	—	—	—	5,680
	12/13/2013	12/13/2013	MPUs	—	—	—	(7)	—	(7)	—	—	—	95,550

	Total 2013 equity incentive plan awards						(7)	16,000	(7)				152,350

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
Name	Award Date(1)	Committee Date	Award Type	Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Brian J. Bell	2012 non-equity incentive plan awards
	3/7/2012	3/7/2012	2012 annual incentive (Adjusted EBITDA)	37,500	75,000	131,175	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Consolidated revenues)	18,750	37,500	65,588	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Net subscriber additions)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Direct channel revenues)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Subscriber disconnects)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Operational target #3)	5,625	—	—	—	—	—	—	—	—	—
	3/7/2012	3/7/2012	2012 annual incentive (Discretionary new projects)	—	—	15,000	—	—	—	—	—	—	—

	Total 2012 non-equity incentive plan awards			78,750	112,500	211,763

	2012 equity incentive plan awards
	3/7/2012	3/7/2012	2012 Performance-based SARs (Adjusted EBITDA)	—	—	—	—	12,500	—	—	—	3.42	26,875
	3/7/2012	3/7/2012	2012 performance-based SARs (Consolidated revenues)	—	—	—	—	6,250	—	—	—	3.42	13,438
	3/7/2012	3/7/2012	2012 performance-based SARs (Net subscriber additions)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Direct channel revenues)	—	—	—	—	938	—	—	—	3.42	2,017
	3/7/2012	3/7/2012	2012 performance-based SARs (Subscriber disconnects)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	Performance-based SARs (Operational target #3)	—	—	—	—	937	—	—	—	3.42	2,015
	3/7/2012	3/7/2012	Performance-based SARs (Discretionary new projects)	—	—	—	—	2,500	—	—	—	3.42	5,375
	11/9/2012	11/9/2012	Time-based SARs	—	—	—	—	—	—	—	25,000	2.46	24,500

	Total 2012 equity incentive plan awards							25,000			25,000		78,250

(1)	The date the Compensation Committee approved the issuance of the award.

(2)	The amounts shown represent annual incentive payments payable to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell pursuant to employment agreements with the Company. For Mr. Shay the amounts shown represent the annual incentive payment payable to him pursuant to an offer letter. See “Certain Relationships and Transactions with Related Persons — Employment Agreements” for a summary of the employment arrangements. The actual annual incentive payment amount paid to each of these Named Executive Officers for fiscal year 2012 and 2013 operational and financial performance targets are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For 2012, Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell the incentive payments are calculated on include a percentage of the executive’s 2012 base salary, determined based on the achievement of specified financial and operational performance targets of the Company for fiscal year 2012. Due to his separation of service with the Company in October 2012, Mr. Bell was not eligible to earn any of the 2012 annual performance-based cash bonus incentive awards allocated to him. For 2013 Messrs. Eisenberg, Costantini, Stolte, Shay and Le Brun the incentive payments are calculated on include a percentage of the executive’s 2012 base salary, determined based on the achievement of specified financial and operational performance targets of the Company for fiscal year 2013. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(3)	On March 7, 2012, our Compensation Committee established 2012 operational and financial performance targets and granted performance-based SAR awards to each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Bell. These performance-based SAR awards have a base price of $3.42 per share, the price of our common stock on the grant date. The performance-based SARs vest upon achievement of various 2012 operational and financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Mr. Eisenberg was granted 50,000 performance-based SAR awards and each of Messrs. Costantini, Stolte, Le Brun and Bell were granted 25,000 performance-based SAR awards. Due to his separation of service with the Company in October 2012, Mr. Bell forfeited his 2012 performance-based SAR awards. On December 13, 2013, our Compensation Committee established 2013 operational and financial performance targets and granted performance-based RSU awards to each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Shay. The performance-based RSUs vest upon achievement of various 2013 operational and financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Messrs. Eisenberg and Costantini were granted 40,000 and 25,000 performance-based RSU awards, respectively. Each of Messrs. Stolte and Le Brun were granted 20,000 performance-based RSU awards and Mr. Shay was granted 16,000 performance-based RSU awards. Further on December 13, 2012, our Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Shay based on the Company’ stock price performance over a three-year performance period. The MPUs vest at the end of each performance period only if the Company satisfies stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding performance-based RSU, SAR and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and SAR awards.

(4)

The amounts shown in the “Upper Target” column represents the number of performance-based SARs and RSUs which will vest under these awards if the performance targets are achieved at or above the 100% level. The amounts shown in the “Threshold “ column represent the lower number of performance-based SARs (50% of the allocated portion of the next-generation satellite launch and the value of the market performance units if the stock price performance is achieved at the minimum level) that will vest under each award if the performance is achieved at the lower specified target. The amounts shown in the “Maximum Target” column represent the maximum value of the market performance units that will vest under each award if the stock price performance is achieved at the maximum stock price. See “Compensation Discussion and Analysis — Elements of Compensation — Long-

Term Equity-Based Incentives” for a further discussion regarding performance-based SAR awards. See the Outstanding Equity Awards at Fiscal Year-End Table and related footnotes for additional information regarding these SAR and RSU awards.

(5)	On October 24, 2012, 80,000 time-based SAR awards were granted to Mr. Eisenberg, 50,000 time-based SAR awards were granted to Mr. Costantini and 40,000 time-based SAR awards were granted to each of Messrs. Stolte and Le Brun. These time-based SAR awards have a base price of $3.53 per share, the price of our common stock on the grant date and will vest on January 1, 2014. On December 3, 2012, 30,000 time-based SAR awards were granted to Mr. Shay. These time-based SAR awards have a base price of $3.38 per share, the price of our common stock on the grant date. These time-based SAR awards vest in three equal installments, subject to continuing employment on December 3, 2014, 2015 and 2016. In connection with Mr. Bell’s separation of service with the Company in October 2012, Mr. Bell’s employment agreement was amended in November 2012 to provide that 25,000 time-based SAR awards granted in 2010 that would have automatically terminated upon Mr. Bell’s separation of service would not terminate and would vest under the original terms of the award on December 31, 2012. The grant date fair value of the original award is reflected in the fiscal year 2010 amount. For accounting purposes, the modification of Mr. Bell’s time-based SAR award is treated as an exchange of the original award for a new award and the total compensation cost is equal to modified award’s fair value at the date of modification computed in accordance with FASB ASC Topic 718 Compensation – Stock Compensation See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding time-based SAR awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these SAR awards.

(6)	The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” is computed represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR, RSU and MPUs, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(7)	Although the MPUs are equity incentive plan awards, the payouts are based on a percentage of salary rather than shares or units. In lieu of reporting the estimated probable payments in the table above, the following table reflects the Threshold and Maximum payments in dollars of the MPUs to the Named Executive Officers set forth in the table, assuming the Company’s stock price performance during the applicable performance cycle satisfied the Threshold or Maximum levels.

Name	Threshold ($)	Maximum ($)
Marc Eisenberg	95,625	191,250
Robert G. Costantini	66,339	132,678
John J. Stolte, Jr.	55,283	110,565
Christian G. Le Brun	47,104	94,208
Patrick A. Shay	55,125	110,250

Outstanding Equity Awards at 2012 Fiscal Year- End

	Option/SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)		Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Marc Eisenberg	146,667	(2)	—		—		2.33	2/17/2014	—	—	—		—
	33,334	(2)	—		—		2.33	2/17/2014	—	—	—		—
	33,334	(2)	—		—		2.78	2/17/2014	—	—	—		—
	33,334	(2)	—		—		3.38	2/17/2014	—	—	—		—
	33,334	(2)	—		—		4.26	2/17/2014	—	—	—		—
	15,167	(3)	—		—		11.00	10/5/2016	—	—	—		—
	20,844	(3)	—		—		11.00	10/5/2016	—	—	—		—
	15,167	(3)	—		—		11.00	10/5/2016	—	—	—		—
	125,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	21,667	(3)	—		—		11.00	10/5/2016	—	—	—		—
	10,129	(3)	—		—		11.00	10/5/2016	—	—	—		—
	300,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	11,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	4,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	2,500	(3)	—		—		2.46	3/3/2020	—	—	—		—
	2,500	(3)	—		—		2.46	3/3/2020	—	—	—		—
	2,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	10,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	150,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	100,000	(3)	—		—		2.74	10/26/2021	—	—	—		—
	12,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	6,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	2,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	2,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	7,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	—		80,000	(3)(4)	—		3.53	10/24/2022	—	—	—		—
	—		—		25,000	(3)(5)	3.42	3/7/2022	—	—	—		—
	—		—		12,500	(3)(6)	3.42	3/7/2022	—	—	—		—
	—		—		1,875	(3)(7)	3.42	3/7/2022	—	—	—		—
	—		—		1,875	(3)(8)	3.42	3/7/2022	—	—	—		—
	—		—		1,875	(3)(9)	3.42	3/7/2022	—	—	—		—
	—		—		1,875	(3)(10)	3.42	3/7/2022	—	—	—		—
	—		—		5,000	(3)(11)	3.42	3/7/2022	—	—	—		—
	—		—		—		—	—	—	—	40,000	(20)	156,800	(20)
	—		—		—		—	—	—	—	(21)		(21)
Robert Costantini	44,444	(3)	—		—		11.00	10/5/2016	—	—	—		—
	22,222	(3)	—		—		11.00	10/5/2016	—	—	—		—
	14,444	(3)	—		—		11.00	10/5/2016	—	—	—		—
	50,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	22,223	(3)	—		—		11.00	10/5/2016	—	—	—		—
	11,111	(3)	—		—		11.00	10/5/2016	—	—	—		—
	5,195	(3)	—		—		11.00	10/5/2016	—	—	—		—
	200,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	6,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,938	(3)	—		—		2.46	3/3/2020	—	—	—		—
	875	(3)	—		—		2.46	3/3/2020	—	—	—		—
	875	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	5,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	75,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	50,000	(3)	—		—		2.74	10/26/2021	—	—	—		—
	7,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	3,125	(3)	—		—		3.65	3/2/2021	—	—	—		—
	625	(3)	—		—		3.65	3/2/2021	—	—	—		—

	Option/SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)		Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
	625	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	3,750	(3)	—		—		3.65	3/2/2021	—	—	—		—
	—		50,000	(3)(4)	—		3.53	10/24/2022	—	—	—		—
	—		—		12,500	(3)(5)	3.42	3/7/2022	—	—	—		—
	—		—		6,250	(3)(6)	3.42	3/7/2022	—	—	—		—
	—		—		938	(3)(7)	3.42	3/7/2022	—	—	—		—
	—		—		937	(3)(8)	3.42	3/7/2022	—	—	—		—
	—		—		937	(3)(9)	3.42	3/7/2022	—	—	—		—
	—		—		2,500	(3)(11)	3.42	3/7/2022	—	—	—		—
	—		—		938	(3)(12)	3.42	3/7/2022	—	—	—		—
	—		—		—		—	—	—	—	25,000	(20)	98,000	(20)
	—		—		—		—	—	—	—	(21)		(21)
John J. Stolte, Jr.	11,667	(2)	—		—		2.33	2/17/2014	—	—	—		—
	12,667	(2)	—		—		2.78	2/17/2014	—	—	—		—
	13,334	(2)	—		—		3.38	2/17/2014	—	—	—		—
	13,334	(2)	—		—		4.26	2/17/2014	—	—	—		—
	30,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	120,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	3,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	3,325	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	3,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	75,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	50,000	(3)	—		—		2.74	10/26/2021	—	—	—		—
	3,750	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	1,250	(3)	—		—		3.65	3/2/2021	—	—	—		—
	2,500	(3)	—		—		3.65	3/2/2021	—	—	—		—
	3,750	(3)	—		—		3.65	3/2/2021	—	—	—		—
	—		40,000	(3)(4)			3.53	10/24/2022	—	—	—		—
	—		—		12,500	(3)(5)	3.42	3/7/2022	—	—	—		—
	—		—		6,250	(3)(6)	3.42	3/7/2022	—	—	—		—
	—		—		938	(3)(8)	3.42	3/7/2022	—	—	—		—
	—		—		937	(3)(10)	3.42	3/7/2022	—	—	—		—
	—		—		2,500	(3)(11)	3.42	3/7/2022	—	—	—		—
	—		—		937	(3)(13)	3.42	3/7/2022	—	—	—		—
	—		—		938	(3)(14)	3.42	3/7/2022	—	—	—		—
	—		—		—		—	—	—	—	20,000	(20)	78,400	(20)
	—		—		—		—	—	—	—	(21)		(21)
Christian G. Le Brun	47,952	(2)	—		—		4.88	5/2/2015	—	—	—		—
	2,048	(2)	—		—		4.88	5/2/2015	—	—	—		—
	30,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	120,000	(3)	—		—		4.96	3/31/2018	—	—	—		—
	3,750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	750	(3)	—		—		2.46	3/3/2020	—	—	—		—
	2,500	(3)	—		—		2.46	3/3/2020	—	—	—		—
	2,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	1,250	(3)	—		—		2.46	3/3/2020	—	—	—		—
	4,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	75,000	(3)	—		—		2.46	3/3/2020	—	—	—		—
	50,000	(3)	—		—		2.74	10/26/2021	—	—	—		—
	3,750	(3)	—		—		3.65	3/2/2021	—	—	—		—

	Option/SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)		Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
	1,250	(3)	—		—		3.65	3/2/2021	—		—		—		—
	1,250	(3)	—		—		3.65	3/2/2021	—		—		—		—
	1,250	(3)	—		—		3.65	3/2/2021	—		—		—		—
	3,750	(3)	—		—		3.65	3/2/2021	—		—		—		—
	1,250	(3)	—		—		3.65	3/2/2021	—		—		—		—
	1,250	(3)	—		—		3.65	3/2/2021	—		—		—		—
	3,750	(3)	—		—		3.65	3/2/2021	—		—		—		—
	—		40,000	(3)(4)			3.53	10/24/2022	—		—		—		—
	—		—		12,500	(3)(5)	3.42	3/7/2022	—		—		—		—
	—		—		6,250	(3)(6)	3.42	3/7/2022	—		—		—		—
	—		—		938	(3)(10)	3.42	3/7/2022	—		—		—		—
	—		—		937	(3)(12)	3.42	3/7/2022	—		—		—		—
	—		—		938	(3)(15)	3.42	3/7/2022	—		—		—		—
	—		—		937	(3)(16)	3.42	3/7/2022	—		—		—		—
	—		—		2,500	(3)(11)	3.42	3/7/2022	—		—		—		—
	—		—		—		—	—	—		—		20,000	(20)	78,400	(20)
	—		—		—		—	—	—		—		(21)		(21)
Patrick A. Shay	—		30,000	(3)(18)	—		3.38	12/3/2022	—		—		—		—
	—		—		—		—	—	30,000	(19)	117,600	(19)	—		—
	—		—		—		—	—	—		—		16,000	(20)	62,720	(20)
	—		—		—		—	—	—		—		(21)		(21)
Brian J. Bell	5,000	(3)	—		—		2.46	3/3/2020	—		—		—		—
	7,500	(3)	—		—		2.46	3/3/2020	—		—		—		—
	1,250	(3)	—		—		2.46	3/3/2020	—		—		—		—
	3,750	(3)	—		—		2.46	3/3/2020	—		—		—		—
	1,875	(3)	—		—		2.46	3/3/2020	—		—		—		—
	75,000	(3)	—		—		2.46	3/3/2020	—		—		—		—
	50,000	(3)	—		—		2.74	10/26/2021	—		—		—		—
	3,750	(3)	—		—		3.65	3/2/2021	—		—		—		—
	7,500	(3)	—		—		3.65	3/2/2021	—		—		—		—
	3,750	(3)	—		—		3.65	3/2/2021	—		—		—		—
	2,500	(3)	—		—		3.65	3/2/2021	—		—		—		—
	—		—		12,500	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		6,250	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		938	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		938	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		937	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		937	(3)(22)	3.42	3/7/2022	—		—		—		—
	—		—		2,500	(3)(22)	3.42	3/7/2022	—		—		—		—

(1)	Based on the $3.92 per share closing price of our common stock on December 31, 2012.

(2)	Options granted under our 2004 Stock Option Plan.

(3)	SAR awards granted under our 2006 LTIP, which have a base price equal to the price of our common stock on the grant date.

(4)	Time-based SAR awards that vest on January 1, 2014.

(5)	Performance-based SAR awards that vested in March 2013 based on achieving the fiscal 2012 upper target for adjusted EBITDA, during fiscal 2012 as determined by the Compensation Committee.

(6)	Performance-based SAR awards that lapsed unvested in March 2013 based on not achieving the fiscal 2012 target for consolidated revenues during fiscal 2012 as determined by the Compensation Committee.

(7)	Performance-based SAR awards that vested in March 2013 based on achieving the fiscal 2012 target for net subscriber additions during fiscal 2012 as determined by the Compensation Committee.

(8)	Performance-based SAR awards that vested in March 2013 based on achieving the fiscal 2012 target for AIS revenue during fiscal 2012 as determined by the Compensation Committee.

(9)	Performance-based SAR awards that lapsed unvested in March 2013 based on not achieving the fiscal 2012 target for direct channel revenues during fiscal 2012 as determined by the Compensation Committee.

(10)	Performance-based SAR awards, of which 50% vested in March 2013 based on achieving the threshold target of the fiscal 2012 target launch next-generation satellite during fiscal 2012 as determined by the Compensation Committee and the remaining 50% of these performance-based SAR awards lapsed unvested.

(11)	Performance-based SAR awards that vested in March 2013 at the discretion of the Compensation Committee based on completion of certain key projects during fiscal 2012 as determined by the Compensation Committee.

(12)	Performance-based SAR awards that lapsed unvested in March 2013 based on not achieving the fiscal 2012 target for operational target #1 during fiscal 2012 as determined by the Compensation Committee.

(13)	Performance-based SAR awards that lapsed unvested in March 2013 based on not achieving the fiscal 2012 target for subscriber disconnects during fiscal 2012 as determined by the Compensation Committee.

(14)	Performance-based SAR awards that vested in March 2013 based on achieving the fiscal 2012 target for operational target #2 during fiscal 2012 as determined by the Compensation Committee.

(15)	Performance-based SAR awards that lapsed unvested in March 2013 based on not achieving the fiscal 2012 target for international licenses during fiscal 2012 as determined by the Compensation Committee.

(16)	Performance-based SAR awards that vested in March 2013 based on achieving the fiscal 2012 target for regulatory approvals during fiscal 2012 as determined by the Compensation Committee.

(17)	Performance-based SAR awards that lapsed unvested in March 2013 based on achieving the fiscal 2012 operational target #3 during fiscal 2012 as determined by the Compensation Committee.

(18)	Time-based SAR awards which vest in three equal installments on December 3, 2013, 2014 and 2015.

(19)	Time-based RSU awards which vest in three equal installments on December 3, 2013, 2014 and 2015.

(20)	Performance-based RSU awards which are expected to vest in March 2014 based on achieving fiscal 2013 performance targets.

(21)	MPU award payouts are based on a percentage of salary rather than shares or units. For a discussion of the estimated payout amounts for these unvested MPUs, see footnote (7) to the Grants of Plan-Based Awards Table.

(22)	Performance-based SAR awards granted to Mr. Bell which were forfeited due to his separation of service with the Company in October 2012.

Option Exercises and Stock Vested in 2012

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Marc Eisenberg	—	—	—	—
Robert G. Costantini	—	—	—	—
John J. Stolte, Jr.	—	—	—	—
Christian G. Le Brun	—	—	—	—
Patrick A. Shay	—	—	—	—
Brian J. Bell	—	—	23,334	80,736

(1)	Shares acquired on vesting of a time-based RSU award on July 1, 2012.

(2)	Based on the closing price of our common stock on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2012, about shares of our common stock that may be issued upon the exercise or vesting of options, RSUs and SARs granted to employees and directors under all of our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, RSUs and SARs		Weighted-average exercise price of outstanding options and SARs		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	5,404,104	(2)	$3.84	(3)	3,631,259	(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	5,404,104		$3.84		3,631,259

(1)	Consists of the following equity compensation plans: the 2004 Stock Option Plan and the 2006 LTIP.

(2)	Consists of 737,291 shares subject to outstanding stock options under the 2004 Stock Option Plan and 4,456,992 shares underlying outstanding time and performance-based SARs and 209,821 shares underlying outstanding time and performance-based RSUs granted under the 2006 LTIP.

(3)	Excludes 209,821 shares underlying outstanding time and performance-based RSUs which do not have an exercise price.

(4)	Consists of shares available for issuance under the 2006 LTIP, which includes the remaining 258,867 shares of common stock available for issuance under the 2004 Stock Option Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

ORBCOMM Europe

We have entered into a service license agreement covering 43 jurisdictions in Europe and a gateway services agreement with ORBCOMM Europe LLC, a company in which we indirectly own a 49.95% interest. The service license agreement and the gateway services agreement with ORBCOMM Europe contain terms and conditions substantially similar to the service license agreements and the gateway services agreements we have and expect to enter into with other licensees, except for certain more favorable pricing terms. ORBCOMM Europe is owned 50% by Satcom International Group plc and 50% by OHB Technology A.G. (“OHB Technology”). In 2012, we increased our ownership interest in Satcom from a 52% interest to 99.9%.

OHB Technology is a substantial stockholder and a direct investor of ours and its Chief Executive Officer, Marco Fuchs, is on our board of directors. In addition, Satcom has been appointed by ORBCOMM Europe as a country representative for the United Kingdom, Ireland and Switzerland. ORBCOMM Deutschland, an affiliate of OHB Technology, has been appointed by ORBCOMM Europe as country representative for Germany and holds the relevant regulatory authority and authorization in Germany. OHB-France, a subsidiary of OHB Technology, holds the regulatory authority and authorization in France. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason.

In connection with the organization of ORBCOMM Europe and the reorganization of our business in Europe, we agreed to grant ORBCOMM Europe approximately $3.7 million in air time credits. The amount of the grant was equal to the amount owed by ORBCOMM Global L.P. to the European Company for Mobile Communications Services N.V. (“MCS”), the former licensee for Europe of ORBCOMM Global L.P. ORBCOMM Europe, in turn, agreed to issue credits in the aggregate amount of the credits received from us to MCS and its country representatives who were stockholders of MCS. Satcom, as a country representative for the United Kingdom, Ireland and Switzerland, received airtime credits in the amount of $580,200. ORBCOMM Deutschland, as country representative for Germany, received airtime credits of $449,800. Because approximately $2.8 million of the airtime credits were granted to stockholders of MCS who are not related to us and who continue to be country representatives in Europe, we believe that granting of the airtime credits was essential to permit ORBCOMM Europe to reorganize the ORBCOMM business in Europe. The airtime credits have no expiration date. As of December 31, 2012, approximately $2.1 million of the airtime credits granted by us to ORBCOMM Europe remained unused.

Satcom International Group plc

Satcom is our 99.9%-owned consolidated subsidiary that (i) owns 50% of ORBCOMM Europe, (ii) has entered into country representative agreements with ORBCOMM Europe, covering the United Kingdom, Ireland and Switzerland, and (iii) has entered into a service license agreement with us, covering substantially all of the countries of the Middle East and a significant number of countries of Central Asia, and a gateway services agreement with us. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason. We believe that the service license agreement and the gateway services agreement between us and Satcom contain terms and conditions substantially similar to those which we have and expect to enter into with other unaffiliated licensees. As of December 31, 2012, Satcom owed us unpaid fees of approximately $153,000.

In 2005, we acquired our 52% interest in Satcom from Jerome Eisenberg, our Chairman of the Board and former Chief Executive Officer, and Don Franco, a former officer of ours, who, immediately prior to the October 2005 reorganization of Satcom, together owned directly or indirectly a majority of the outstanding voting shares of Satcom and held a substantial portion of the outstanding debt of Satcom. On October 7, 2005, pursuant to a contribution agreement entered into between us and Messrs. Eisenberg and Franco in February 2004, we acquired all of their interests in Satcom in exchange for (1) an aggregate of 620,000 shares of our Series A preferred stock and (2) a contingent cash payment in the event of our sale or initial public offering. The contribution agreement was entered into in connection with our February 2004 reorganization in order to eliminate any potential conflict of interest between us and Messrs. Eisenberg and Franco, in their capacities as officers of ours. The contingent payment would equal $2 million, $3 million or $6 million in the event the proceeds from our sale or the valuation in our IPO exceeded $250 million, $300 million or $500 million, respectively, subject to proration for amounts that fell in between these thresholds. On November 8, 2006, upon completion of our IPO, we made a contingent payment of approximately $3.6 million. Immediately prior to, and as a condition to the closing of, the Satcom acquisition, Satcom and certain of its stockholders and noteholders consummated a reorganization transaction whereby 95% of the outstanding principal of demand notes, convertible notes and certain contract debt was converted into equity, and accrued and unpaid interest on such demand and convertible notes was acknowledged to have been previously released. This reorganization included the conversion into equity of the demand notes and convertible notes of Satcom held by Messrs. Eisenberg and Franco in the principal amounts of approximately $50,000 and $6,250,800, respectively, and the release of any other debts of Satcom owed to them.

On March 28, 2012, we purchased the remaining 48% noncontrolling ownership interests in Satcom not previously owned by us (other than a 0.12% equity interest held by a Satcom shareholder that is no longer in existence) for $1,119,000. The consideration consisted of: (i) $119,000 in cash and (ii) the issuance of 263,133 shares of our common stock (valued at $3.80 per share, which reflects our common stock opening stock price on March 28, 2012). Concurrently, Satcom paid $253,000 to its note holders, which included $43,000 to Jerome Eisenberg, who is a creditor of Satcom and is a related-party serving as our Chairman of the Board of Directors, in exchange for a waiver and release of all outstanding principal and accrued interest previously recorded in accrued liabilities totaling $1,340,000, which included $290,000 owed to Mr. Eisenberg. Further, Satcom also paid $128,000 to a trade creditor in exchange for a waiver and release of the outstanding trade payables totaling $256,000.

As of December 31, 2012, ORBCOMM Europe had a note payable to Satcom in the amount of €1,466,920 ($1,936,334). This note has the same payment terms as the note payable from ORBCOMM Europe to OHB Technology described below under “— OHB Technology AG” and carries a zero interest rate. For accounting purposes, this note has been eliminated in the consolidation of ORBCOMM Europe and Satcom with ORBCOMM Inc. We own 99.9% of Satcom, which in turn owns 50% of ORBCOMM Europe.

We have provided Satcom with a $1,000,000 line of credit for working capital purposes pursuant to a line of credit dated as of December 30, 2005. In June 2012, the revolving note was increased to $1,500,000. The revolving loan bears interest at 8% per annum and is secured by all of Satcom’s assets, including its membership interest in ORBCOMM Europe. As of December 31, 2012, Satcom had $1,396,594 outstanding under this line of credit.

OHB Technology AG

We have entered into several agreements with OHB Technology AG (formerly named OHB Teledata A.G.) and its affiliates for satellite-related products and services. Marco Fuchs, a director of ours, is Chief Executive Officer and Chairman of the Managing Board of OHB Technology.

On May 21, 2002, we entered into an IVAR agreement with OHB Technology under which OHB Technology has been granted non-exclusive rights to resell our services for applications developed by OHB Technology for the monitoring and tracking of mobile tanks and containers. As of December 31, 2012, OHB Technology owed us unpaid fees of approximately $300.

In connection with the acquisition of an interest in Satcom (see “— Satcom International Group plc” above), we recorded an indebtedness to OHB Technology arising from a note payable from ORBCOMM Europe to OHB Technology. At December 31, 2012 the principal balance of the note payable is €1,138,410 and it has a carrying value of $1,502,688. This note does not bear interest and has no fixed repayment term. Repayment will be made from the distribution profits (as defined in the note agreement) of ORBCOMM Europe. The note has been classified as long-term and we do not expect any repayments to be required prior to January 1, 2014.

On September 28, 2010, we and OHB-System AG (an affiliate of OHB Technology) entered into an AIS Satellite Deployment and License Agreement (the “AIS Agreement”) pursuant to which OHB-System AG, through its affiliate Luxspace Sarl (“LXS”), will (1) design, construct, launch and in-orbit test two Automatic

Identification System (“AIS”) microsatellites and (2) design and construct the required ground support equipment. Under the AIS Agreement, we obtained exclusive licenses for all data (with certain exceptions) collected or transmitted by the AIS microsatellites (including all AIS data) during the term of the AIS Agreement and nonexclusive licenses for all AIS data collected or transmitted by the Pathfinder 3 satellite expected to be launched by LXS. The AIS Agreement provided for milestone payments by us to OHB-System AG totaling $2,000,000 (inclusive of in-orbit testing) beginning with the execution of the AIS Agreement through the microsatellite launches. In addition, to the extent that both microsatellites continue to successfully operate after launch, we will pay OHB-System AG lease payments of up to $546,000 in the aggregate over thirty six (36) months. In addition OHB-System AG was also entitled to credits of up to $500,000 to be used solely for microsatellite AIS data license fees payable to us under a separate AIS data resale agreement. On January 1, 2012, we and OHB-System AG amended the AIS Agreement to (i) increase the milestone payments to $2,100,000 in the aggregate, (ii) eliminate the $500,000 credit described above and (iii) increase the lease payments described above to up to $946,000 in the aggregate over thirty six (36) months. During 2012, we made milestone payments of $625,000 under the AIS Agreement.

Registration Rights Agreement

On December 30, 2005, and in connection with private placements of Series B convertible preferred stock in November and December 2005 and January 2006, we entered into a Second Amended and Restated Registration Rights Agreement with the Series B preferred stock investors and holders of our Series A preferred stock and common stock who were parties to the Amended and Restated Registration Rights Agreement dated February 17, 2004.

Under the agreement, certain holders of common stock (including common stock issued upon the conversion of our prior Series A convertible preferred stock and Series B convertible preferred stock) have the right to demand, at any time or from time to time, that we file up to two registration statements registering the common stock. Only holders of (i) at least two-thirds of the registrable securities (generally our common stock and common stock issued upon conversion of our preferred stock and warrants) outstanding as of the date of our initial public offering, (ii) at least 35% of the registrable securities outstanding as of the date of the demand or (iii) a specified number of holders of common stock issued upon conversion of our Series B convertible preferred stock may request a demand registration.

In addition, certain holders will be entitled to an additional demand registration statement on Form S-3 covering the resale of all registrable securities, provided that we will not be required to effect more than one such demand registration statement on Form S-3 in any twelve month period or to effect any such demand registration statement on Form S-3 if any such demand registration statement on Form S-3 will result in an offering price to the public of less than $20 million. Notwithstanding the foregoing, after we qualify to register our common stock on Form S-3, Sagamore Hill Hub Fund Ltd. and its affiliates (collectively, “Sagamore”) and KMCP Satellite Investments LLC, CALPERS Corporate Partners, LLC and their affiliates (the “KMCP Entities”) will have separate rights to additional demand registrations that would be eligible for registration on Form S-3; provided, that we will not be required to effect more than one such demand registration requested by Sagamore or the KMCP Entities, as the case may be, on Form S-3 in any twelve month period and that Sagamore or the KMCP Entities, as the case may be, will pay the expenses of such registration if such registration shall result in an aggregate offering price to the public of less than $1 million. Certain investors also have preemptive rights and piggyback registration rights as specified in our Second Amended and Restated Registration Rights Agreement. KMCP Satellite Investment LLC owns 8.9% of our common stock and Timothy Kelleher, a director of ours, is a Managing Partner of KMCP Advisors II LLC, an affiliate of KMCP Satellite Investments LLC.

Employment Arrangements

Marc Eisenberg.    On November 8, 2010, we entered into an employment agreement (the “Eisenberg Agreement”) with Marc Eisenberg, our Chief Executive Officer, effective as of December 31, 2010. Upon its effectiveness, the Eisenberg Agreement supersedes and replaces any prior employment agreements with Mr. Eisenberg (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Eisenberg Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Eisenberg Agreement will not be further extended and Mr. Eisenberg’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Eisenberg’s employment with us may be terminated prior to the expiration of the term of the Eisenberg Agreement pursuant to the provisions described below.

The Eisenberg Agreement provides for an annual base salary of $379,600. In July 2012, the Compensation Committee increased Mr. Eisenberg’s base salary to $425,000. In addition to his salary, Mr. Eisenberg will be entitled to certain employee benefits, including medical and disability insurance, term life insurance (with a death benefit no less than three times his annual base salary), paid holiday and vacation time and other employee benefits paid by us. Under the Eisenberg Agreement, Mr. Eisenberg is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Eisenberg will be entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia, Mr. Eisenberg will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Eisenberg’s employment is terminated (1) by us without “cause” (as defined in the Eisenberg Agreement), (2) as a result of a notice of non-extension of the Eisenberg Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Eisenberg Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A of the Internal Revenue Code (“Section 409A”)), and continued health insurance coverage for one year following such termination. Mr. Eisenberg’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Eisenberg Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Eisenberg Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Eisenberg Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Eisenberg receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

Robert G. Costantini.    On November 8, 2010, we entered into an employment agreement (the “Costantini Agreement”) with Robert G. Costantini, our Executive Vice President and Chief Financial Officer, effective as of December 31, 2010. Upon its effectiveness, the Costantini Agreement supersedes and replaces any prior employment agreements with Mr. Costantini (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Costantini Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Costantini Agreement will not be further extended and Mr. Costantini’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Costantini’s employment with us may be terminated prior to the expiration of the term of the Costantini Agreement pursuant to the provisions described below.

The Costantini Agreement provides for an annual base salary of $294,840. In addition to his salary, Mr. Costantini will be entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Costantini Agreement, Mr. Costantini is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Costantini will be entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Costantini’s position to Dulles, Virginia, Mr. Costantini will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Costantini’s employment is terminated (1) by us without “cause” (as defined in the Costantini Agreement), (2) as a result of a notice of non-extension of the Costantini Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Costantini Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A), and continued health insurance coverage for one year following such termination. Mr. Costantini’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Costantini Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Costantini Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Costantini Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Costantini receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

John J. Stolte, Jr.    On November 8, 2010, we entered into an employment agreement (the “Stolte Agreement”) with John Stolte, our Executive Vice President — Technology and Operations, effective as of December 31, 2010. Upon its effectiveness, the Stolte Agreement supersedes and replaces any previous employment agreements with Mr. Stolte (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Stolte Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Stolte Agreement will not be further extended and Mr. Stolte’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Stolte’s employment with us may be terminated prior to the expiration of the term of the Stolte Agreement pursuant to the provisions described below.

The Stolte Agreement provides for an annual base salary of $245,700. In addition to his salary, Mr. Stolte will be entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by the Company. Under the Stolte Agreement, Mr. Stolte is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Stolte will be entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Stolte’s employment is terminated (1) by reason of his death or disability, (2) by us without “cause” (as defined in the Stolte Agreement) or (3) as a result of a notice of non-extension of the Stolte Agreement provided by us he or his estate will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Stolte’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Stolte Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of his employment following a “change of control” (as defined in the Stolte Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Stolte will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Stolte Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Stolte receives continued base salary will be eighteen months.

Christian G. Le Brun.    On November 8, 2010, we entered into an employment agreement (the “Le Brun Agreement”) with Christian Le Brun, our Executive Vice President and General Counsel, effective as of December 31, 2010. Upon its effectiveness, the Le Brun Agreement supersedes and replaces any previous employment agreements with Mr. Le Brun (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Le Brun Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Le Brun Agreement will not be further extended and Mr. Le Brun’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Le Brun’s employment with us may be terminated prior to the expiration of the term of the Le Brun Agreement pursuant to the provisions described below.

The Le Brun Agreement provides for an annual base salary of $209,352. In addition to his salary, Mr. Le Brun will be entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Le Brun Agreement, Mr. Le Brun is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Le Brun will be entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our executives are generally permitted to participate. In the event we elect to relocate Mr. Le Brun’s position to Dulles, Virginia, Mr. Le Brun will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Le Brun’s employment is terminated (1) by us without “cause” (as defined in the Le Brun Agreement) or (2) as a result of a notice of non-extension of the Le Brun Agreement provided by us, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Le Brun’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Le Brun Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Le Brun Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Le Brun will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Le Brun Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Le Brun receives continued base salary will be eighteen months. If we elect to relocate Mr. Le Brun’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason,

Mr. Le Brun will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary will be three months.

Brian J. Bell.    On November 8, 2010, we entered into an employment agreement (the “Bell Agreement”) with Brian Bell, our Executive Vice President — Sales and Marketing, effective as of December 31, 2010. Upon its effectiveness, the Bell Agreement superseded and replaced any previous employment agreements with Mr. Bell (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through Mr. Bell’s termination of employment on October 1, 2012.

Due to Mr. Bell’s termination of employment by us without “cause” (as defined in the Bell Agreement), he was entitled to continue to receive his base salary of $205,000 for a period of 90 days, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and continued health insurance coverage for 90 days following termination, subject to Mr. Bell’s execution and delivery of a release in favor of us. In addition, Mr. Bell remains subject to the standard covenants under the Bell Agreement relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant.

On November 19, 2012, we entered into an addendum to the Bell Agreement (the “Bell Addendum”) with Mr. Bell, pursuant to which Mr. Bell will be entitled to receive, subject to the execution and delivery of a release agreement, (1) payment of an additional 90 days of base salary continuation, payable in accordance with the our payroll schedule and (2) the right to continued vesting of 25,000 time-based stock appreciation rights vesting on December 31, 2012 that would have otherwise been terminated upon Mr. Bell’s separation of service.

Patrick A. Shay.    Mr. Shay is employed on an “at-will” basis pursuant to his offer letter (the “Shay Offer Letter”) dated December 3, 2012 as our Executive Vice President — Sales and Marketing.

The Shay Offer Letter provides for an annual base salary of $245,000. In addition to his salary, Mr. Shay will be entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Shay Offer Letter, Mr. Shay is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors.

Upon a termination of his employment following a change of control as described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Shay will be entitled to his base salary and benefits for six months.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors. In addition, we have entered into indemnification agreements with certain of our executive officers in their capacity as our executive officers and as directors of certain of our subsidiaries. Each indemnification agreement provides that we will, subject to certain exceptions, indemnify the indemnified person in respect of any and all expenses incurred as a result of any threatened, pending or completed action, suit or proceedings involving the indemnified person and relating to the indemnified person’s service as an executive officer or director of ours. We will also indemnify the indemnified person to the fullest extent as may be provided under the provisions of our By-Laws and Delaware law. The indemnification period lasts for as long as the indemnified person is an executive officer or director of ours and continues if the indemnified person is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of fact that the indemnified person was serving in such capacity. Upon request, we must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified under any provision of the indemnification agreement, our By-Laws, Delaware law or otherwise.

Policies and Procedures for Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable NASDAQ rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the NASDAQ rules).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables below reflect the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment arrangements , RSU award agreements and SAR award agreements. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, non-extension of employment agreement, termination related to relocation, change of control, disability or death is shown below for Messrs. Eisenberg, Costantini, Stolte, Le Brun, Shay and Bell. All severance payments to the Named Executive Officers are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to the Named Executive Officer’s employment with the Company. The tables assume an effective date of a change of control and termination of employment on December 31, 2012 and the amount of compensation payable to each Named Executive Officer is based upon the employment agreement for such Named Executive Officer as in effect as of that date. See “Certain Relationships and Transactions with Related Persons — Employment Arrangements” for descriptions of the employment agreements currently in effect for our Named Executive Officers.

Change of Control Triggers

For the purposes of the severance payments under the Named Executive Officer employment agreements, “change of control” means:

•	the Company’s merger or consolidation with another corporation or entity;

•	the Company’s transfer of all or substantially all of its assets to another person, corporation, or other entity; or

•

a sale of the Company’s stock in a single transaction or series of related transactions that results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors of the surviving company or entity immediately following such transaction or series of transactions (other than any registered, underwritten public offering by the Company of the Company’s stock or pursuant to any stock-based compensation plan of the Company).

For purposes of the stock option awards under the 2004 Stock Option Plan, a “change of control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, of:

•	ownership of more than 50% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; or

•

all or substantially all of the direct and indirect assets of the Company and its subsidiaries, other than by a person, firm, entity or group, which together with its affiliates, prior to such purchase or other acquisition, owned at least 50% of the outstanding common equity of the Company.

For purposes of the RSU awards and SAR awards, awards will vest upon the effective date of a “change in control” having a value in excess of $6.05 per share where “change in control” means an event that would be considered a change in control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the total fair market value or total voting power of the outstanding stock of the Company;

•	the acquisition by a person or group, within a 12-month period, of beneficial ownership of 30% or more of the total voting power of the outstanding stock of the Company;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or

•

the acquisition by a person or group of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) shareholder(s) owning 50% or more of the total value or voting power of the outstanding stock of the Company, (iii) an entity at least 50% owned by shareholder(s) described in clause (ii), or (iv) shareholder(s) receiving the assets in exchange for or with respect to the Company’s stock.

Post-Termination Covenants

The RSU awards and SAR awards are subject to a non-competition provision restricting the Named Executive Officer’s employment with a competitor for six months following termination. The RSU awards and SAR awards are also subject to a non-solicitation provision restricting the Named Executive Officer from soliciting certain business or recruiting certain of the Company’s employees for one year following termination. If the Company determines that the Named Executive Officer violated these provisions of the RSU award or SAR award, the Named Executive Officer will forfeit all rights to any RSUs or SARs under the awards and will have to return to the Company the value of any RSUs or SARs awarded to the Named Executive Officer by the Company. The Named Executive Officers are also subject to post-termination non-competition, non-solicitation and confidentiality provisions in their employment agreements. See “Certain Relationships and Transactions with Related Persons — Employment Agreements”.

Marc Eisenberg

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$431,108	$431,108	$107,777	$—	$646,662
Time-based SARs (unvested and accelerated)(3)	—	—	—	—	—
Performance-based SARs (unvested and accelerated)(4)	—	—	—	—	—
Performance-based RSUs (unvested and accelerated(5)	—	—	—	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2012.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Eisenberg’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $6,108 at December 31, 2012. If the Company elects to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Eisenberg’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)

Time-Based SARs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2012, he had 80,000 unvested time-based SARs with a value of $31,200 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.53 per share. However, the value of these time-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(4)	Performance-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based SAR awards, without regard to the achievement of applicable performance targets. As of December 31, 2012, he had 50,000 unvested performance-based SARs with a value of $25,000 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.42 per share. However, the value of these performance-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(5)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2012, he had 40,000 unvested performance-based RSU awards with a value of $156,800 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these performance-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

Robert Costantini

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$300,948	$300,948	$75,237	$—	$451,422
Time-based SARs (unvested and accelerated)(3)	—	—	—	—	—
Performance-based SARs (unvested and accelerated)(4)	—	—	—	—	—
Performance-based RSUs (unvested and accelerated(5)	—	—	—	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2012.

(2)

Severance Payments:    Under the terms of his employment agreement, in the event Mr. Costantini’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $6,108 at December 31, 2012. If the Company elects to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Costantini’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)	Time-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2012, he had 50,000 unvested time-based SARs with a value of $19,500 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.53 per share. However, the value of these time-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(4)	Performance-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested performance-based SAR awards, without regard to the achievement of applicable performance targets. As of December 31, 2012, he had 25,000 unvested performance-based SARs with a value of $12,500 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.42 per share. However, the value of these performance-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(5)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2012, he had 25,000 unvested performance-based RSU awards with a value of $98,000 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these performance-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

John J. Stolte, Jr.

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)	Death(1)	Disability(1)
Severance payments(2)	$245,700	$—	$368,550	$245,700	$245,700
Time-based SARs (unvested and accelerated)(3)	—	—	—	—	—
Performance-based SARs (unvested and accelerated)(4)	—	—	—	—	—
Performance-based RSUs (unvested and accelerated(5)	—	—	—	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2012.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Stolte’s employment is (a) involuntarily terminated without cause by the Company, (b) terminated due to death or disability or (c) not continued on substantially equivalent terms following a change of control, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. In the event Mr. Stolte’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary for eighteen months.

(3)

Time-Based SARs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested time-

based SAR awards. As of December 31, 2012, he had 40,000 unvested time-based SARs with a value of $15,600 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.53 per share. However, the value of these time-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(4)	Performance-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based SAR awards, without regard to the achievement of applicable performance targets. As of December 31, 2012, he had 25,000 unvested performance-based SARs with a value of $12,500 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.42 per share. However, the value of these performance-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(5)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2012, he had 20,000 unvested performance-based RSU awards with a value of $78,400 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these performance-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

Christian G. Le Brun

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Relocation Termination(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$209,352	$52,338	$—	$314,028
Time-based SARs (unvested and accelerated)(3)	—	—	—	—
Performance-based SARs (unvested and accelerated)(4)	—	—	—	—
Performance-based RSUs (unvested and accelerated)(5)	—	—	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2012.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Le Brun’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. If the Company elects to relocate Mr. Le Brun’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Le Brun will be entitled to continued base salary as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary will be three months instead of one year. In the event Mr. Le Brun’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary coverage for eighteen months.

(3)

Time-Based SARs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested time-based

SAR awards. As of December 31, 2012, he had 40,000 unvested time-based SARs with a value of $15,600 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.53 per share. However, the value of these time-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(4)	Performance-Based SARs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based SAR awards, without regard to the achievement of applicable performance targets. As of December 31, 2012, he had 25,000 unvested performance-based SARs with a value of $12,500 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.42 per share. However, the value of these performance-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(5)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2012, he had 20,000 unvested performance-based RSU awards with a value of $78,400 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these performance-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

Patrick A. Shay

Executive Payments Upon Termination	Change in Control(1)
Severance payments(2)	$124,564
Time-based SARs (unvested and accelerated)(3)	—
Time-based RSUs (unvested and accelerated)(4)	—
Performance-based RSUs (unvested and accelerated)(5)	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2012.

(2)	Severance Payments: Under the terms of his offer letter he is not entitled to a severance payment if he is involuntarily terminated without cause by the Company. In the event Mr. Shay’s employment is terminated following a change of control, he will be entitled to six months of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for six months immediately following such termination at then existing employee contribution rates representing a benefit valued at $4,128 at December 31, 2012.

(3)	Time-Based SARs: Under the applicable award agreement and his offer letter, in the event of a change of control having a value in excess of $6.045 per share, Mr. Shay would be entitled to immediate vesting of all unvested time-based SAR awards. As of December 31, 2012, he had 30,000 unvested time-based SARs with a value of $16,250 based on the difference between the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 and the SAR base price of $3.38 per share. However, the value of these time-based SAR awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(4)	Time-Based RSUs: Under the applicable award agreement and his offer letter, in the event of a change of control having a value in excess of $6.045 per share, Mr. Shay would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2012, he had 30,000 unvested time-based RSU awards with a value of $117,600 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these time-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

(5)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Shay would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2012, he had 16,000 unvested performance-based RSU awards with a value of $62,720 based on the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012. However, the value of these performance-based RSU awards is not shown in the table as the closing price of the Company’s common stock of $3.92 per share as of December 31, 2012 was lower than the change of control threshold amount of $6.045 per share.

Brian J. Bell

Mr. Bell’s employment terminated on October 1, 2012. For details regarding his separation payments, see “Certain Relationships and Transactions with Related Persons — Employment Arrangements — Brian J. Bell” above.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

The Audit Committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to the ratification of shareholders. KPMG has acted as our independent registered public accounting firm since 2009.

Before the Audit Committee appointed KPMG, it carefully considered the independence and qualifications of that firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for professional services provided by KPMG for the fiscal years ended December 31, 2012 and 2011, all of which were approved by the Audit Committee:

	Year Ended December 31,
	2012	2011
Audit Fees	$1,324,750	$1,026,000
Audit-Related Fees	—	—
Tax Fees	8,000	—
All Other Fees	1,650	1,650

Audit Fees.    Consisted of audit fees billed by KPMG related to the audits of our annual consolidated financial statements and internal control over financial reporting and the reviews of our quarterly financial statements for fiscal year 2012 and 2011.

Tax Fees.    Consisted of fees related to tax consulting services for a foreign tax matter.

All Other Fees.    Represents fees for subscription services to professional literature databases.

There were no audit-related services provided by KPMG in fiscal years 2012 and 2011 and no tax related fees in 2011.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the annual audit to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of KPMG as our independent registered public accounting firm, which is presented as Proposal 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

We are providing our shareholders with the opportunity to cast an advisory vote to approve executive compensation as described below.

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as subscriber growth, technology improvements and system expansion. We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our shareholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability, growth, operations and systems expansion which we believe are important measures of the performance of our business. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2013, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. The Compensation Discussion and Analysis contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2012 in more detail.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors recommends that you vote “FOR” the proposal regarding an advisory vote to approve executive compensation presented, which is presented as Proposal 3.

OTHER MATTERS

The board of directors is not aware of any other matters to be presented for action by the shareholders at the Annual Meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2013 Annual Meeting of Shareholders properly come before the meeting, proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements under Section 16(a) during fiscal year 2012, except for the Forms 4 required in connection with the annual grant of time-based RSUs to each of Messrs. Delepine, Jerome Eisenberg, Hoffman, Kelleher, Major, Ritondaro and Wood that were filed late.

ANNUAL REPORT

Our 2012 Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2012, was sent or made available to shareholders with this proxy statement. A copy of our 2012 Annual Report to Shareholders is also available on the internet at www.edocumentview.com/orbc

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2014

To be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8, shareholder proposals for the 2014 Annual Meeting of Shareholders must be received on or before December 3, 2013 by the Office of the Secretary at our headquarters, 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by January 25, 2014. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2014 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2014 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above on or after December 27, 2013 and on or before January 25, 2014. If the number of directors to be elected to the board at the 2014 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 15, 2014, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth day following our public announcement of the increase.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

ADMISSION TO THE 2013 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareholders on April 25, 2013. Admission tickets are printed on the outside back cover of this proxy statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of the March 15, 2013 record date.

Notice: If you plan on attending the 2013 Annual Meeting, please cut out and use the admission ticket(s) below.

No admission will be granted without an admission ticket.

Annual Meeting of Shareholders April 25, 2013, 8:00 a.m. (local time)

Hyatt Regency Reston 1800 Presidents Street Reston, Virginia 20190 1-703-709-1234

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

ORBCOMM Inc.	ORBCOMM Inc.

2013 Annual Meeting of Shareholders	2013 Annual Meeting of Shareholders

Hyatt Regency Reston	Hyatt Regency Reston
1800 Presidents Street	1800 Presidents Street
Reston, Virginia 20190	Reston, Virginia 20190
1-703-709-1234	1-703-709-1234

April 25, 2013	April 25, 2013
8:00 a.m. (local time)	8:00 a.m. (local time)
Admit ONE	Admit ONE

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 24, 2013. Vote by Internet Go to www.envisionreports.com/ORBC Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. Election of Directors For Withhold For Withhold Nominees: + 01 - DIDIER DELEPINE 02 - GARY H. RITONDARO For Against Abstain For Against Abstain 2. RATIFICATION OF KPMG LLP AS INDEPENDENT 3. ADVISORY VOTE TO APPROVE REGISTERED PUBLIC ACCOUNTING FIRM EXECUTIVE COMPENSATION In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 22D V + 01LIEB

ANNUAL MEETING OF SHAREHOLDERS THURSDAY, APRIL 25, 2013 8:00 AM EDT HYATT REGENCY RESTON 1800 PRESIDENTS STREET RESTON, VA 20190 YOUR VOTE IS IMPORTANT! YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL, SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: www.edocumentview.com/ORBC qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ORBCOMM INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Marc J. Eisenberg and Christian G. Le Brun, jointly and severally, proxies, with full power of substitution, to vote shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 25, 2013 or any postponement or adjournment thereof. Such proxies are directed to vote as specified or, if no specification is made, “FOR” the election of the two nominees proposed for election as directors with terms expiring at the Annual Meeting in 2016, and “FOR” Proposal 2 and “FOR” Proposal 3 and to vote in accordance with their discretion on such other matters as may properly come before the meeting. TO VOTE IN ACCORDANCE WITH THE COMPANY’S RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED. (Continued and to be marked, dated and signed, on the other side)